Execution 12930242v13 EIGHTH AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT This EIGHTH AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Eighth Amendment”), dated as of September 26, 2025 and made by and among KADANT INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Foreign Subsidiary Borrowers party hereto, the New Foreign Subsidiary (as defined below), the several banks and other financial institutions or entities parties hereto (the “Lenders”), CITIZENS BANK, N.A., as administrative agent (the “Administrative Agent”), and CITIZENS BANK, N.A., as multicurrency administrative agent (the “Multicurrency Administrative Agent”; together with the Administrative Agent, the “Agents”). Background The Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers, the Agents and the Lenders entered into an Amended and Restated Credit Agreement dated as of March 1, 2017, as amended by that certain First Amendment dated as of May 24, 2017, that certain Limited Consent dated as of December 9, 2018, that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 14, 2018, that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 16, 2020, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of May 4, 2021, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of December 9, 2021, that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of November 30, 2022, and that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 24, 2024 (the “Original Credit Agreement”), as amended by this Eighth Amendment and as further amended, modified or supplemented from time to time, the “Credit Agreement”. The Borrower has requested that the Agents and the Lenders amend the Original Credit Agreement in the manner set forth herein, and the parties hereto wish to add Vayeron Pty Ltd (ACN 602 566 389), an Australian proprietary company limited by shares incorporated in Victoria (the “New Foreign Subsidiary”), as a Foreign Subsidiary Borrower to the Credit Agreement as set forth herein. Capitalized terms not defined herein shall have the meanings given such terms in the Original Credit Agreement. This Eighth Amendment constitutes a Loan Document for all purposes under the Credit Agreement and the other Loan Documents. NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers, the New Foreign Subsidiary, the Agents and the Lenders hereby agree as follows: 1. Joinder to Credit Agreement. (a) The New Foreign Subsidiary hereby acknowledges that it has received and reviewed a copy of the Original Credit Agreement, and acknowledges and agrees to: i. join the Credit Agreement as a Foreign Subsidiary Borrower, as indicated with its signature below; ii. be bound by all covenants, agreements and acknowledgements attributable to a Foreign Subsidiary Borrower in the Credit Agreement; and iii. perform all obligations and duties required of it by the Credit Agreement. Exhibit 10.1

2 12930242v13 (b) The Borrower hereby represents and warrants that the representations and warranties with respect to the New Foreign Subsidiary contained in Section 4 of the Credit Agreement are true and correct in all material respects on the date hereof (except to the extent that any representations and warranties relate to a specific prior date). (c) The address and jurisdiction of organization of the New Foreign Subsidiary is set forth below: Address: Vayeron Pty Ltd L2, Building 4 CQ University Mackay City Campus 92 Syndney Street Mackay, 4740 Attn: Thomas Andrew Blanchard, Director of Vayeron Telephone: 978-776-2000 Jurisdiction of Organization: Australia (d) The Administrative Agent, Lenders and Loan Parties hereby agree that each Lender party to this Eighth Amendment shall deemed a “Lender” for purposes of the Credit Agreement and the other Loan Documents and shall be subject to the rights and obligations of a Lender thereunder. 2. Amendments to Original Credit Agreement. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower and the other Loan Parties herein contained, effective upon satisfaction of the conditions precedent contained in Section 3 below, the following amendments are incorporated into the Original Credit Agreement: (a) The Original Credit Agreement (excluding any exhibits and schedules) is hereby amended to delete the stricken text in red (indicated textually in the same manner as the following example: stricken text), to add the double-underlined text in blue (indicated textually in the same manner as the following example: double-underlined text), to move from its location the stricken text in green (indicated textually in the same manner as the following example: moved from text) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), in each case, as set forth in the pages of the Credit Agreement attached hereto as Annex A. (b) Schedule 1.1 to the Original Credit Agreement (Commitments) is hereby amended and restated in its entirety and replaced by Schedule 1.1 attached hereto as Annex B. (c) Schedule 4.15 to the Original Credit Agreement (Subsidiaries) is hereby amended and restated in its entirety and replaced by Schedule 4.15 attached hereto as Annex C. (d) Exhibit 2.2(b) to the Original Credit Agreement (Notice of Borrowing Multicurrency Loans) is hereby amended and restated in its entirety and replaced by Exhibit 2.2(b) attached hereto as Annex D. The foregoing amendments are limited to those set forth herein and is not a commitment or agreement to grant any amendment in the future. 3. Conditions Precedent.

3 12930242v13 The provisions of this Eighth Amendment shall be effective as of the date on which all of the following conditions shall be satisfied (the “Eighth Amendment Effective Date”): (a) the Borrower, each Subsidiary Guarantor and each Foreign Subsidiary Borrower (including the New Foreign Subsidiary) shall have delivered to the Agents an executed counterpart of this Eighth Amendment; (b) the Agents and the Lenders shall have indicated their consent and agreement by executing this Eighth Amendment; (c) the Administrative Agent shall have received (i) such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower, Subsidiary Guarantor and Foreign Subsidiary Borrower (including the New Foreign Subsidiary) as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Eighth Amendment (and in respect of the New Foreign Subsidiary, such certificate shall be a customary officer’s certificate signed by a director of the New Foreign Subsidiary certifying (A) resolutions duly adopted by the board of directors of the New Foreign Subsidiary authorizing the execution, delivery and performance of the Eighth Amendment (and the Loan Documents or other documents executed in connection therewith or herewith) and (B) specimen signatures of each officer, director and Responsible Officer executing any Loan Document on behalf of the New Foreign Subsidiary); (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party (including the New Foreign Subsidiary) is duly organized or formed, and that each of the Loan Parties are validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and including certified copies of the Organization Documents of each Loan Party (including the New Foreign Subsidiary); (iii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 5.2(a) and (b) of the Credit Agreement have been satisfied, (B) that there has been no event or circumstance since December 28, 2024 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) there is no pending litigation or proceeding of or before any arbitrator or Governmental Authority and, to the knowledge of the Borrower, there is no investigation or litigation, proceeding of or before any Governmental Authority threatened by or against any Group Member or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (ii) that would reasonably be expected to have a Material Adverse Effect, and (D) any approvals required to enter into the transaction contemplated herein by any Governmental Authority or material third party have been obtained; (iv) certificates attesting to the Solvency of the Loan Parties as a whole from the chief financial officer of the Borrower, and (v) copies of searches of the Australian Securities Investment Commission and the Australian PPSR; (d) the Administrative Agent shall have received the following executed legal opinions: (i) the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, special New York counsel of the Borrower and its Subsidiaries reasonably acceptable to the Administrative Agent, and (ii) a legal opinion from Gilbert & Tobin, Australian counsel to the Lenders, in respect of the New Foreign Subsidiary; and (e) the Borrower shall have paid all of the Agents’ fees and expenses and all amounts due and payable under the Loan Documents and that certain engagement and fee letter, dated as of August 15, 2025, by and between the Administrative Agent, Citizens Bank, N.A., in its capacity as a Lender, and the Borrower.

4 12930242v13 4. Miscellaneous. (a) Ratification. The terms and provisions set forth in this Eighth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Eighth Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers (including the New Foreign Subsidiary), the Agents and the Lenders agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Eighth Amendment, the Original Credit Agreement (as unmodified by this Eighth Amendment) shall control. (b) Representations and Warranties. The Borrower hereby represents and warrants to the Agents that the representations and warranties set forth in the Loan Documents, after giving effect to this Eighth Amendment, are true and correct in all material respects (or all respects to the extent already qualified by materiality or the occurrence of a Material Adverse Effect) on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agents and the Lenders that the execution and delivery of this Eighth Amendment (i) are within the Borrower’s, each Subsidiary Guarantor’s and each Foreign Subsidiary Borrower’s (including the New Foreign Subsidiary’s) organizational power and authority; (ii) have been duly authorized by all necessary organizational action of the Borrower, each Subsidiary Guarantor and each Foreign Subsidiary Borrower (including the New Foreign Subsidiary); (iii) is not in contravention of any provision of the Borrower’s, any Subsidiary Guarantor’s or any Foreign Subsidiary Borrower’s (including the New Foreign Subsidiary’s) Organizational Documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which either the Borrower, any Subsidiary Guarantor or any Foreign Subsidiary Borrower (including the New Foreign Subsidiary) is a party or by which Borrower, any Subsidiary Guarantor, any Foreign Subsidiary Borrower (including the New Foreign Subsidiary) or any of their property is bound. All representations and warranties made in this Eighth Amendment shall survive the execution and delivery of this Eighth Amendment. (c) Joinder Deliverables. Each Agent and each Lender hereby acknowledges and agrees that, upon satisfaction of the conditions set forth in Sections 3(c) and 3(d) hereof, the New Foreign Subsidiary shall have satisfied the conditions set forth in the first paragraph of Section 5.3 of the Credit Agreement relating to satisfaction of the conditions set forth in Section 5.1 of the Credit Agreement with respect to the New Foreign Subsidiary for all purposes under Section 5.3 of the Credit Agreement. (d) Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agents in connection with the preparation, negotiation, and execution of this Eighth Amendment, including without limitation, the reasonable costs and fees of the Agents’ US and Australian legal counsel. (e) Severability. Any provision of this Eighth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Eighth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5 12930242v13 (f) Applicable Law. This Eighth Amendment shall be governed by and construed in accordance with the laws of the State of New York. (g) Successors and Assigns. This Eighth Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders and the Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers (including the New Foreign Subsidiary) and their respective successors and assigns. (h) Counterparts. This Eighth Amendment may be executed in one or more counterparts and on facsimile counterparts or other electronic transmission, as permitted under the Original Credit Agreement, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Eighth Amendment or to any document to be signed in connection with this Eighth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Eighth Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages. (i) Headings. The headings, captions, and arrangements used in this Eighth Amendment are for convenience only and shall not affect the interpretation of this Eighth Amendment. (j) ENTIRE AGREEMENT. THIS EIGHTH AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS EIGHTH AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. (k) Acknowledgement and Reaffirmation. Each of the Borrower, as a guarantor, and Kadant Black Clawson LLC, Kadant International Holdings LLC, Kadant Johnson LLC, Kadant Syntron Holdings, LLC, Syntron Material Handling Group, LLC, Syntron Material Handling Holdings, LLC, Syntron Material Handling Intermediate Holdings, LLC and Syntron Material Handling, LLC (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Guarantors”), hereby acknowledges the amendments effected pursuant to this Eighth Amendment and reaffirms its guaranty of the Borrower Obligations and the Foreign Subsidiary Borrower Obligations (each as defined in the Guarantee) pursuant to that certain Amended and Restated Guarantee Agreement, dated as of March 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Guarantors and the Administrative Agent. Notwithstanding anything to the contrary contained in this Eighth Amendment or the Original Credit Agreement to the contrary, the Foreign Subsidiary Borrowers (including the New Foreign Subsidiary) shall only be liable for their own Foreign Subsidiary Borrower Obligations and not for the obligations of the Borrower or the other Foreign Subsidiary Borrowers

6 12930242v13 (including the New Foreign Subsidiary) contained in the Original Credit Agreement, as amended by the Eighth Amendment or in any other Loan Document. (l) Certain Post-Closing Agreements. As promptly as practicable, and in any event within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the Eighth Amendment Effective Date, the Borrower shall cause certain Domestic Subsidiaries to be designated as Material Domestic Subsidiaries and Subsidiary Guarantors in accordance with Section 6.9 of the Credit Agreement (without giving effect to any time periods set forth therein) to the extent such Subsidiaries are required to become Material Domestic Subsidiaries in accordance with the definition of “Material Subsidiary” set forth in Section 1.1 of the Credit Agreement. For the avoidance of doubt, (a) in the event of any inconsistency between Section 6.9 of the Credit Agreement and this Section 4(l), this Section 4(l) shall govern for all purposes under the Loan Documents during the period from the Eighth Amendment Effective Date until the date that such Domestic Subsidiaries are designated as Material Domestic Subsidiaries and Subsidiary Guarantors as described in the foregoing sentence, and (b) each of the Agents and each Lender hereby confirm that any Defaults existing or arising under Section 6.9 of the Credit Agreement on or prior to the Eighth Amendment Effective Date are hereby deemed to be waived. [Remainder of Page Intentionally Left Blank]

[Signature Page - Eighth Amendment and Joinder to Amended and Restated Credit Agreement] (S-12) 12930242v10 PNC BANK, NATIONAL ASSOCIATION By: _____________________________ Name: Terence J. O’Malley Title: SVP

[Signature Page - Eighth Amendment and Joinder to Amended and Restated Credit Agreement] 12930242v10 TRUIST BANK By: _____________________________ Name: Vicount P. Cornwall Title: Director

[Signature Page - Eighth Amendment and Joinder to Amended and Restated Credit Agreement] (S-10) 12930242v10 RBC ROYAL BANK OF CANADA By: _____________________________ Name: Rehan Ali Title: Senior Director, Corporate Client Group

JPMORGAN CHASE BANK N.A. By: President [$ignature Page - Eighth Amendment and Joinder to Amsrded and Restated Credit Agreanent] (s-e) 1293O242v10

[Signature Page - Eighth Amendment and Joinder to Amended and Restated Credit Agreement] (S-12) 12930242v10 TD BANK, N.A. By: _____________________________ Name: Leonid Batsevitsky Title: Vice President

12930242v13 Annex A Credit Agreement See attached.

Annex A Conformed Copy through that certain First Amendment to Amended and Restated Credit Agreement and Limited Consent, dated as of May 24, 2017, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2018, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of March 16, 2020, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2021, that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 9, 2021, that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of November 30, 2022, and that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 24, 2024, and that certain Eighth Amendment and Joinder to Amended and Restated Credit Agreement dated as of September 26, 2025. $40750,000,000 AMENDED AND RESTATED CREDIT AGREEMENT among KADANT INC., as Borrower, The Foreign Subsidiary Borrowers, from Time to Time Parties Hereto, The Several Lenders from Time to Time Parties Hereto, CITIZENS BANK, N.A., as Administrative Agent and CITIZENS BANK, N.A., as Multicurrency Administrative Agent Dated as of March 1, 2017 CITIZENS BANK, N.A., JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC,WELLS FARGO SECURITIES, LLC, AND JPMORGAN CHASE BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners WELLS FARGO BANK, NATIONAL ASSOCIATION, and JPMORGAN CHASE BANK, N.A., as Syndication Agents BANK OF AMERICA, N.A., PNC BANK, N.A., TD BANK, N.A., TRUIST BANK, and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents HSBC BANK USA, NATIONAL ASSOCIATION, HSBC BANK CANADA, TD BANK, N.A., and BANK OF AMERICA, N.A.

as Documentation Agents12937730.12 ACTIVEUS 211321137v.12

TABLE OF CONTENTS Page -i- ACTIVEUS 211321137v.12 SECTION 1. DEFINITIONS 1 1.1 Defined Terms 1 1.2 Other Definitional Provisions 3536 1.3 Accounting Terms 3637 1.4 Rounding 3637 1.5 Times of Day 3637 1.6 Letter of Credit Amounts 37 1.7 Currency Conversion 37 1.8 Currency Equivalents Generally 3738 1.9 Limited Condition Acquisition Generally. 3738 1.10 Rates. 3839 1.11 Divisions. 3839 1.12 Australian Terms. 39 1.13 Banking Code of Practice (Australia). 40 SECTION 2. AMOUNT AND TERMS OF COMMITMENTS 3940 2.1 Revolving Commitments 3940 2.2 Procedure for Revolving Loan Borrowing 3940 2.3 Swingline Commitment 4142 2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans 4142 2.5 Commitment Fees 43 2.6 Termination or Reduction of Revolving Commitments 4344 2.7 Optional Prepayments 4344 2.8 Mandatory Prepayments of Multicurrency Revolving Loans 4445 2.9 Conversion and Continuation Options 4445 2.10 Limitations on Interest Period 4546 2.11 Interest Rates and Payment Dates 4546 2.12 Computation of Interest and Fees 4647 2.13 Inability to Determine Interest Rate 4748 2.14 Pro Rata Treatment and Payments 4849 2.15 Requirements of Law 5051 2.16 Taxes 5253 2.17 Indemnity 5557 2.18 Change of Lending Office 5557 2.19 Replacement of Lenders 5558 2.20 Judgment Currency 5658 2.21 Foreign Currency Exchange Rate 5658 2.22 Incremental Revolving Facility 5759 2.23 Defaulting Lenders 5860 2.24 Benchmark Replacement Setting 6062 SECTION 3. LETTERS OF CREDIT 6264 3.1 L/C Commitment 6264 3.2 Procedure for Issuance of Letter of Credit 6264

TABLE OF CONTENTS (continued) Page -ii- 3.3 Fees and Other Charges 6365 3.4 L/C Participations 6365 3.5 Reimbursement Obligation of the Borrower and the Foreign Subsidiary Borrowers 6466 3.6 Obligations Absolute 6466 3.7 Letter of Credit Payments 6567 3.8 Applications and Designated Letters of Credit 6567 3.9 Certain Reporting Requirements 6567 SECTION 4. REPRESENTATIONS AND WARRANTIES 6567 4.1 Financial Condition 6567 4.2 No Change 6668 4.3 Existence; Compliance with Law 6668 4.4 Power; Authorization; Enforceable Obligations 6668 4.5 No Bar 6668 4.6 Litigation 6769 4.7 No Default 6769 4.8 Ownership of Property; Liens 6769 4.9 Intellectual Property 6769 4.10 Taxes 6769 4.11 Margin Stock 6769 4.12 Labor Matters 6869 4.13 ERISA 6870 4.14 Investment Company Act 6870 4.15 Subsidiaries 6870 4.16 Use of Proceeds 6870 4.17 Environmental Matters 6870 4.18 Accuracy of Information, etc 6971 4.19 Solvency 7072 4.20 Insurance 7072 4.21 Anti-Terrorism Law Compliance; OFAC; Anti-Corruption Laws 7072 4.22 Affected Financial Institution 7072 4.23 Australian Representations. 72 SECTION 5. CONDITIONS PRECEDENT 7072 5.1 Conditions to Initial Extension of Credit 7072 5.2 Conditions to Each Extension of Credit 7174 5.3 Additional Conditions Applicable to the Foreign Subsidiary Borrowers 7274 SECTION 6. AFFIRMATIVE COVENANTS 7375 6.1 Financial Statements 7375 6.2 Certificates; Other Information 7376 6.3 Payment of Obligations 7476 6.4 Maintenance of Existence; Compliance 7476 6.5 Maintenance of Property; Insurance 7476

TABLE OF CONTENTS (continued) Page -iii- 6.6 Inspection of Property; Books and Records; Discussions 7477 6.7 Notices 7577 6.8 Environmental Laws 7578 6.9 Additional Subsidiary Guarantors 7678 6.10 Material Contracts 7678 6.11 [Reserved]. 7678 6.12 Reorganization 7678 6.13 Anti-Corruption Laws 7678 6.14 Australian undertakings. 78 SECTION 7. NEGATIVE COVENANTS 7679 7.1 Financial Condition Covenants 7779 7.2 Indebtedness 7779 7.3 Liens 7880 7.4 Fundamental Changes 8082 7.5 Disposition of Property 8183 7.6 Restricted Payments 8183 7.7 Investments 8284 7.8 Transactions with Affiliates 8284 7.9 Sales and Leasebacks 8285 7.10 Swap Agreements 8385 7.11 Changes in Fiscal Periods 8385 7.12 Clauses Restricting Subsidiary Distributions; Negative Pledges 8385 7.13 Lines of Business 8385 7.14 Discontinued Operations 8385 7.15 Amendments of Organization Documents 8386 7.16 Anti-Terrorism Laws 8386 7.17 Sanctions; Anti-Corruption Laws 8486 7.18 Australian negative undertakings. 86 SECTION 8. EVENTS OF DEFAULT 8486 SECTION 9. THE AGENTS 8890 9.1 Appointment 8890 9.2 Delegation of Duties 8890 9.3 Exculpatory Provisions 8891 9.4 Reliance by Administrative Agent and the Multicurrency Administrative Agent 8991 9.5 Notice of Default 8991 9.6 Non-Reliance on Agents and Other Lenders 8992 9.7 Indemnification 9092 9.8 Agent in Its Individual Capacity 9093 9.9 Successor Administrative Agent 9193 9.10 Administrative Agent May File Proofs of Claim 9193 9.11 Erroneous Payments 9294

TABLE OF CONTENTS (continued) Page -iv- SECTION 10. MISCELLANEOUS 9496 10.1 Amendments and Waivers 9496 10.2 Notices 9698 10.3 No Waiver; Cumulative Remedies 9799 10.4 Survival of Representations and Warranties 9799 10.5 Payment of Expenses and Taxes 9799 10.6 Successors and Assigns; Participations and Assignments 98100 10.7 Adjustments; Set-off 1013 10.8 Counterparts; Electronic Execution 1023 10.9 Severability 1024 10.10 Integration 1024 10.11 GOVERNING LAW 1024 10.12 Submission To Jurisdiction; Waivers 1024 10.13 Acknowledgements 1035 10.14 Releases of Guarantees 1035 10.15 Confidentiality 1045 10.16 WAIVERS OF JURY TRIAL 1046 10.17 [Reserved ]. 1046 10.18 Appointment of Process Agent 1046 10.19 Liability of Foreign Subsidiary Borrowers 1046 10.20 Anti-Money Laundering Legislation 1056 10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 1057 10.22 Acknowledgment and Restatement. 1057 10.23 Acknowledgement Regarding Any Supported QFCs 1067

-i- SCHEDULES: 1.1 Commitments 1.1A Mandatory Costs 3.1 Designated Letters of Credit 4.4 Consents, Authorizations, Filings and Notices 4.8 Material Locations 4.12 Labor Matters 4.15 Subsidiaries 7.2(e) Existing Indebtedness 7.3(g) Existing Liens 7.7(e) Existing Investments 7.8 Affiliate Transactions 10.22 Existing Credit EXHIBITS: A Form of Guarantee Agreement B Form of Compliance Certificate C Subsidiary Certificate D Form of Assignment and Assumption E Reserved F Exemption Certificate G Form of Joinder Agreement H Reserved I Discontinued Operations J Form of Promissory Note 2.2(a) Notice of Borrowing Revolving Loans 2.2(b) Notice of Borrowing Multicurrency Loans

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of March 1, 2017, among KADANT INC., a Delaware corporation (the “Borrower”), the Foreign Subsidiary Borrowers from time to time parties hereto, Subsidiary Guarantors party hereto, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITIZENS BANK, N.A., as administrative agent, and CITIZENS BANK, N.A., as multicurrency administrative agent. WHEREAS, the Administrative Agent, the lenders party thereto, the Borrower and the Foreign Subsidiary Borrowers from time to time parties thereto have entered into financing arrangements pursuant to which such lenders have made loans and advances and provided other financial accommodations to Borrower and such Foreign Subsidiary Borrowers as set forth in the Credit Agreement, dated August 3, 2012, by and among Administrative Agent, such lenders, Borrower and such Foreign Subsidiary Borrowers, as amended by the First Amendment to Credit Agreement and Limited Consent, dated as of November 1, 2013, and Second Amendment to Credit Agreement, dated as of March 29, 2016 (the “Existing Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Existing Loan Documents”); WHEREAS, Borrower has requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement and continue the existing financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and WHEREAS, the Administrative Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement and each Lender (severally and not jointly) has agreed to make such loans and provide such other financial accommodations to Borrower on the terms and conditions set forth herein and the Administrative Agent has agreed to continue to act as agent for the Lenders on the terms and conditions set forth herein and the other Loan Documents; NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: SECTION 1. DEFINITIONS 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “ACH Transactions”: any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by any Lender or its Affiliates for the account of the Borrower or its Subsidiaries. “Additional Lender”: as defined in Section 2.22(c). “Adjusted Eurocurrency Rate”: as to any Loan denominated in any applicable Currency (which, as of the date of this Agreement, shall mean Euros) for any Interest Period, an interest rate per annum equal to (a) the Eurocurrency Rate for such Currency for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage.

-2- “Adjusted Term CORRA”: for any Interest Period, an interest rate per annum equal to (a) Term CORRA for such Interest Period plus (b) the Term CORRA Adjustment. “Administrative Agent”: Citizens Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors. It is understood that matters concerning the Multicurrency Revolving Loans will be administered by the Multicurrency Administrative Agent and therefore all notices concerning such Multicurrency Revolving Loans will be required to be given at the Boston Funding Office. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person. “Agents”: collectively, the Administrative Agent and the Multicurrency Administrative Agent. “Aggregate Exposure”: with respect to any Lender at any time, the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Outstanding Revolving Extensions of Credit. “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time. “Agreement”: as defined in the preamble hereto. “Agreement Currency”: as defined in Section 2.20(b). “Applicable Creditor”: as defined in Section 2.20(b). “Applicable Margin”: as set forth on the Pricing Grid. “Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit. “Approved Fund”: as defined in Section 10.6(b). “Assignee”: as defined in Section 10.6(b). “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D. “AUD Rate”: means, with respect to any Loan denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 a.m., Sydney, Australia time, on the first day of such Interest Period. “AUD Rate Loan”: means any Loan bearing interest at a rate based upon the AUD Rate. “AUD Screen Rate”: means, for any day and time, for any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person

-3- that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on the applicable Bloomberg screen page (or, in the event such rate does not appear on such Bloomberg page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate); provided that if the AUD Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Australia”: the Commonwealth of Australia. “Australian Corporations Act”: the Corporations Act of 2001 (Cth) of Australia. “Australian Dollars” or “A$”: the lawful currency of Australia. “Australian Group Tax Liabilities” means the tax-related liabilities set out in subsection 721-10(2) of the Australian Tax Act. “Australian Head Company” means the head company (as defined in the Australian Tax Act) of an Australian Tax Consolidated Group. “Australian Borrower” means Vayeron Pty Ltd ACN 602 566 389. “Australian PPS Act” means the Personal Property Securities Act 2009 (Cth) of Australia. “Australian Tax Act”: means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as applicable. “Australian Tax Consolidated Group”: means a Consolidated Group or a MEC Group each as defined in the Australian Tax Act. “Australian Tax Funding Agreement”: means any tax funding agreement between the members of an Australian Tax Consolidated Group which includes: (a) reasonably appropriate arrangements for the funding of Australian Group Tax Liabilities by the Australian Head Company having regard to the position of each member of the Australian Tax Consolidated Group; (b) an undertaking from the Australian Head Company of the Australian Tax Consolidated Group to compensate each other member adequately for the use of tax attributes (including tax losses and tax offsets); and (c) an undertaking from the Australian Head Company to pay all Australian Group Tax Liabilities of the Australian Tax Consolidated Group. “Australian Tax Sharing Agreement”: means any tax sharing agreement between all the members of an Australian Tax Consolidated Group that satisfies the requirements of section 721-25 of the Australian Tax Act for being a valid tax sharing agreement, complies with the Australian Tax Act and any law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Tax Act, and which has the effect that all of the Australian Group Tax Liabilities of an Australian Tax Consolidated Group are covered by the agreement. “Available Revolving Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Outstanding Revolving Extensions of Credit; provided that in calculating any Lender’s Outstanding Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving

-4- Commitment pursuant to Section 2.5(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero. “Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(d). “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product Agreements”: those certain agreements entered into from time to time by the Borrower or its Domestic Subsidiaries in connection with any of the Bank Products. “Bank Product Obligations”: all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Domestic Subsidiaries to any Person who at the time of the entry into the related Bank Product Agreement was a Lender or an Affiliate thereof pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. “Bank Products”: any service or facility (which, for avoidance of doubt, excludes any lending arrangement not specified in (a) through (g) following) extended to the Borrower or its Domestic Subsidiaries by any Lender, or any Affiliate of such Lender, including: (a) credit cards (including e-credit cards), (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange agreements or other foreign currency agreements or arrangements. “Base Rate”: for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Citizens as its “prime rate”, and (c) the Daily SOFR Rate on such day plus 1% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Base Rate shall be determined without regard to clause (a) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. The “prime rate” is a rate set by Citizens based upon various factors including Citizens’ costs and desired return, general economic

-5- conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citizens shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate. “Benchmark”: initially, with respect to any: (a) obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for such Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24; (b) obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event or a Term RFR Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24; (c) obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24; and (d) obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24.; and (e) obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, the AUD Rate; provided that if a Benchmark Transition Event has occurred with respect to the AUD Rate or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement”:

-6- (a) with respect to any Benchmark Transition Event for the then-current Benchmark (other than the Term SOFR Reference Rate or the Term CORRA Reference Rate), the sum of: (i) the alternate benchmark rate selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or (b) for any Available Tenor of the Term SOFR Reference Rate, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (i) Daily Simple SOFR; or (ii) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the Term SOFR Reference Rate giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement rate for the Term SOFR Reference Rate for syndicated credit facilities denominated in Dollars at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; (c) with respect to any Term RFR Transition Event for any Currency (other than Dollars, Australian Dollars or Canadian Dollars), the Term RFR for such Currency; or (d) for any Available Tenor of the Term CORRA Reference Rate, the first alternative set forth in the order below that can be determined by the Multicurrency Administrative Agent for the applicable Benchmark Replacement Date: (i) Daily Simple CORRA; or (ii) the sum of: (A) the alternate benchmark rate that has been selected by the Multicurrency Administrative Agent and the Borrower as the replacement for the Term CORRA Reference Rate giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement rate for the Term CORRA Reference Rate for syndicated credit facilities denominated in Dollars at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment”: with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which

-7- may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time. “Benchmark Replacement Date”: a date and time determined by Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or (c) in the case of a Term RFR Transition Event for any Currency (other than Dollars, Australian Dollars or Canadian Dollars), the Term RFR Transition Date applicable thereto. For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the

-8- Federal Reserve Board, the FRBNY, the Bank of Canada (or a committee officially endorsed or convened by the Bank of Canada), an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date”: in the case of a Benchmark Transition Event for the then-current Benchmark (other than the Term SOFR Reference Rate or the Term CORRA Reference Rate), the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under this Agreement and under any other Loan Document in accordance with Section 2.24 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under this Agreement and under any other Loan Document in accordance with Section 2.24. “Benefitted Lender”: as defined in Section 10.7(a). “Borrower”: as defined in the preamble hereto. “Borrowing Date”: any Business Day specified by either the Borrower or a Foreign Subsidiary Borrower as a date on which the Borrower or any such Foreign Subsidiary Borrower requests the relevant Lenders to make Loans hereunder. “Boston Funding Office”: the office of the Multicurrency Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Multicurrency Administrative Agent as its funding office by written notice to the Borrower, the Foreign Subsidiary Borrowers, the Administrative Agent and the Lenders. “Business”: as defined in Section 4.17(b).

-9- “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that if the applicable Business Day relates to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (i) Pounds Sterling, any day except for a Saturday, Sunday or a day on which banks are closed for general business in London, (ii) Euros, a Target Day and, (iii) Canadian Dollars, any day except for a Saturday, Sunday or a day on which banks are not required or authorized to close in Toronto and (iv) Australian Dollars, any day except for a Saturday, Sunday or a day on which banks are closed for general business in Sydney, Australia. “Calculation Date”: with respect to each Foreign Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and such other days from time to time as the Administrative Agent shall designate as a “Calculation Date”; provided that the third Business Day preceding each Borrowing Date with respect to, and each date of any continuation of, any Multicurrency Revolving Loan shall also be a “Calculation Date” with respect to the relevant Foreign Currency. “Canadian Dollars”: the lawful currency of Canada. “Canadian Lending Branch”: with respect to any Lender, any office, branch, subsidiary or Affiliate of such Lender that is designated in writing by such Lender to the Administrative Agent and the Multicurrency Administrative Agent as being responsible for funding or maintaining the portion of the Revolving Commitment, Loans or other extensions of credit of such Lender hereunder to a Foreign Subsidiary Borrower domiciled in Canada which Canadian Lending Branch shall deliver a joinder to this Agreement in form and substance acceptable to the Agents and the Borrower; provided, that if any portion of a Revolving Commitment, Loan or other extension of credit hereunder is being provided by a Canadian Lending Branch of any Lender, then, except as specifically set forth in this Agreement, (i) such Lender and its Canadian Lending Branch shall constitute a single “Lender” and “Multicurrency Lender” under this Agreement and the other Loan Documents, (ii) the commitments of such Lender and its Canadian Lending Branch shall constitute a single “Revolving Commitment” and “Multicurrency Revolving Subcommitment” under this Agreement and the other Loan Documents and (iii) any consent given by such Lender with respect to any amendment, waiver or other modification of any term of this Agreement or any other Loan Document shall be deemed given on behalf of itself and the Canadian Lending Branch. “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition, construction or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a

-10- Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing. “Cash Collateral Account”: as defined in Section 2.8(a). “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of eighteen months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or by any financial institution organized in any foreign country recognized by the United States, in each case, having combined capital and surplus of not less than $500,000,000 (or the Dollar Equivalent thereof); (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) are rated A by S&P and A-2 by Moody’s and (ii) have portfolio assets of at least $5,000,000,000. “Change in Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act) of Capital Stock representing 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (b) during any period of 24 consecutive months, a majority of the seats (other than vacant seats) on the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) who were nominated, appointed or approved by the individuals referred to in clause (b)(i) above constituting at the time of such nomination, appointment or approval at least a majority of that board or (iii) who were nominated, appointed or approved by the individuals referred to in clauses (b)(i) or (ii) above constituting at the time of such

-11- nomination, appointment or approval at least a majority of that board (in each case, such nomination, appointment or approval by specific vote or by approval of the Borrower’s proxy statement). “Code”: the Internal Revenue Code of 1986, as amended from time to time. “Commitment Fee Rate”: as set forth on the Pricing Grid. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code. “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B. “Conforming Changes”: with respect to either the use or administration of any Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.17 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate in connection with the use or administration of any Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents). “Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) non-cash charges and expenses, not described in (f) immediately following, whether or not extraordinary and/or non-recurring (excluding any such charges or expenses that represent an accrual or reserve for a cash expenditure for a future period), (f) non-cash charges on account of any settlements or curtailments in connection with any defined benefit plan, provided that, at any time the Borrower is required to increase its contribution to any defined benefit plan in connection with or on account of such settlements or curtailments, to the extent such payment did not reduce Consolidated Net Income, Consolidated Net Income will be reduced by such payments up to the amount that has previously been added under this clause (f) in the fiscal quarter paid, (g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back in such period to Consolidated Net Income), (h) non-recurring cash restructuring charges in an aggregate amount of up to $1,000,000 during any fiscal year and (i) restructuring charges resulting from or on account of any Permitted Acquisition and the closure or consolidation of any business lines or facilities up to an amount reasonably acceptable to the Administrative Agent, provided that the Company has demonstrated to the reasonable satisfaction of the Administrative Agent that such Permitted Acquisition and such closure or consolidation will result in a

-12- measurable increase to Consolidated Net Income after giving effect thereto minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any non-cash gains, whether or not extraordinary and/or non-recurring, (excluding, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, any non-cash gain derived from the reversal of an accrual or reserve taken in any prior period), or gains on the sales of assets outside of the ordinary course of business, (c) income tax credits (to the extent not netted from income tax expense) and (d) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary added (and not deducted in such period to Consolidated Net Income). For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Pro Formable Disposition (as defined below), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Pro Formable Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Pro Formable Acquisition (as defined below), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Pro Formable Acquisition occurred on the first day of such Reference Period. As used in this definition, “Pro Formable Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries; and “Pro Formable Disposition” means any Disposition of property or series of related Dispositions of property outside of the ordinary course of business that yields gross proceeds to the Borrower or any of its Subsidiaries. For purposes of clarity, the relocation of any facility or plant by the Borrower or any of its Subsidiaries to a different address (including, without limitation, the relocation of the Kadant Fiberline (China) Co., Ltd. facility) shall not constitute a “Pro Formable Acquisition” or “Pro Formable Disposition” for the purposes of this Agreement. “Consolidated Interest Coverage Ratio”: as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Reference Period to (b) Consolidated Interest Expense for such Reference Period. “Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). “Consolidated Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Debt minus Permitted Unrestricted Cash as of the last day of the relevant Reference Period to (b) Consolidated EBITDA for such Reference Period. “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries.

-13- “Consolidated Tangible Assets”: the total assets of the Borrower and its consolidated Subsidiaries less their consolidated Intangible Assets. For purposes of this definition, “Intangible Assets” means the amount of (i) all write-ups in the book value of any asset owned by the Borrower or a consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service. “Consolidated Total Assets”: as of any date of determination, the total amount of all assets of the Borrower and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. “Consolidated Total Debt”: as of any date of determination, the aggregate principal amount of all Indebtedness (other than any Indebtedness described in clauses (f) (to the extent paid on a current basis only), (h) and (i) of the definition thereof) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, provided, (i) to the extent the PAAL Lease is treated, for United States GAAP accounting purposes (as in effect on the Sixth Amendment Effective Date), as a capital lease or a finance lease, the PAAL Lease Obligations will be excluded from Indebtedness in such calculation up to an aggregate amount of 4,000,000 Euros, and (ii) to the extent the Syntron Leases are treated, for United States GAAP accounting purposes (as in effect on the Sixth Amendment Effective Date), as a capital lease or a finance lease, the Syntron Lease Obligations will be excluded from Indebtedness in such calculation up to an aggregate amount of $17,000,000. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control”: the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controller” as defined in Section 1.12(b). “CORRA”: Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator selected by the Multicurrency Administrative Agent). “CORRA Administrator”: the Bank of Canada (or a successor administrator of the Canadian Overnight Repo Rate Average). “CORRA Administrator’s Website”: the Bank of Canada’s website, at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time. “Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Currency”: Dollars and any Foreign Currency. “Daily Simple CORRA”: for any day, a rate per annum equal to the greater of (a) the sum of (i) CORRA, with the conventions for this rate (which will include a lookback) being established by the Multicurrency Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple CORRA” for

-14- syndicated business loans; provided, that if the Multicurrency Administrative Agent decides that any such convention is not administratively feasible for the Multicurrency Administrative Agent, then the Multicurrency Administrative Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple CORRA Adjustment, and (b) the Floor. “Daily Simple CORRA Adjustment”: 0.29547% (29.547 basis points). “Daily Simple RFR”: for any day (an “RFR Rate Day”), a rate per annum equal to, with respect to Pounds Sterling, the greater of (i) Spread Adjusted SONIA for the day (such day “i”) that is five Business Days prior to (A) if such RFR Rate Day is a Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 P.M. (local time for the applicable RFR) on the second Business Day immediately following any day “i”, the RFR in respect of such day “i” has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such day “i” will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than ten consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower. “Daily Simple RFR Loan”: any Loan bearing interest at a rate based on the Daily Simple RFR. “Daily Simple SOFR”: for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor. “Daily Simple SOFR Adjustment”: 0.10000%. “Daily SOFR Rate”: for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”). “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Defaulting Lender”: subject to Section 2.23(e), any Lender that has (a) failed to (i) fund all or any portion of the Revolving Loans, participations in L/C Obligations, participations in Swingline Loans, required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) notified Borrower, the Administrative Agent, the Multicurrency

-15- Administrative Agent, any Issuing Lender, the Swingline Lender, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall specifically be identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after written request by the Administrative Agent or the Multicurrency Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Multicurrency Administrative Agent, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) become the subject of a Bail –in Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(e))upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swingline Lender and each Lender. “Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Designated Letters of Credit”: each letter of credit and/or bank guarantee designated on the Effective Date by the Borrower, with the consent of the issuer of such letter of credit, as a “Letter of Credit” hereunder in Schedule 3.1. The issuer of any such Designated Letter of Credit shall be deemed to be an Issuing Lender for the purposes hereof and shall have all the rights and be subject to all the limitations of an Issuing Lender hereunder. “Discontinued Operations”: as described on Exhibit I. “Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disregarded Default”: all Defaults or Events of Default, other than those Events of Default set forth in Sections 8(a), 8(f), 8(i) and 8(j). “Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons, whether pursuant to a “plan of division” or similar arrangement pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under the laws of any other applicable jurisdiction and pursuant to which the Dividing Person may or may not survive.

-16- “Documentation Agents”: HSBC Bank USA, National Association, HSBC Bank Canada, Bank of America, N.A. and, PNC Bank, N.A., TD Bank, N.A., Truist Bank and U.S. Bank National Association. “Dollar Equivalent”: at any time as to any amount denominated in a Foreign Currency except as otherwise provided in Section 2.21, the equivalent amount in Dollars as determined by the Multicurrency Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency. “Dollar L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Dollar Letters of Credit and (b) the aggregate amount of drawings under Dollar Letters of Credit that have not then been reimbursed pursuant to Section 3.5. “Dollar Letter of Credit”: any Letter of Credit and/or bank guarantee denominated in Dollars. “Dollar Revolving Lender”: any Lender that holds a Dollar Revolving Loan. “Dollar Revolving Loans”: as defined in Section 2.1(a). “Dollars” and “$”: dollars in lawful currency of the United States. “Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States. “EDGAR”: the Electronic Data Gathering, Analysis and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format. “EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date”: March 1, 2017 the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied (or waived in accordance with Section 10.1). “Eighth Amendment”: the Eighth Amendment and Joinder to Amended and Restated Credit Agreement, dated September 26, 2025, entered into by and among the Agents, the Lenders, the Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Guarantors.

-17- “Eighth Amendment Effective Date”: September 26, 2025. “EMU”: the Economic and Monetary Union as contemplated in the Treaty. “EMU Legislation”: the legislative measures of the European Council (including the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states. “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect. “Equity Interests”: with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time. “Erroneous Payment” has the meaning assigned to such term in Section 9.11(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 9.11(d)(i). “Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 9.11(d)(i). “Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 9.11(d)(i). “Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 9.11(e). “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EURIBOR”: as defined in the definition of “Eurocurrency Rate”. “EURIBOR Rate”: as defined in the definition of “Eurocurrency Rate”. “Euro”: the single currency of Participating Member States of the EMU introduced in accordance with the provisions of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds in such currency.

-18- “Eurocurrency Rate”: with respect to any Loan for any Interest Period denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Reuters or Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time; in each case, the “EURIBOR Rate”) at approximately 11:00 a.m. (Brussels time) two Business Days prior to the commencement of such Interest Period; and (ii) the Floor. “Eurocurrency Rate Loan”: a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate. “Eurocurrency Reserve Percentage”: for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. “Event of Default”: any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Exchange Act”: the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Exchange Rate”: on any day, with respect to any Currency, the rate at which such Currency may be exchanged into any other Currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Currency are then being conducted, at or about 11:00 A.M., local time, on such date for the purchase of the relevant Currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error. “Existing Credit Agreement”: as defined in the recitals. “Existing Loan Documents”: as defined in the recitals. “FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

-19- “FCA”: as defined in Section 1.10. “Federal Funds Rate”: for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December; provided that in the event that the Borrower shall not have received an invoice from the Administrative Agent prior to such third Business Day specifying the amount of fees due and payable on any such date, the Borrower shall not be required to make such payment until one Business Day following such receipt and (b) the last day of the Revolving Commitment Period. “Fifth Amendment”: the Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 9, 2021, entered into among the Agents, the Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Guarantors. “Fifth Amendment Effective Date”: the date all of the conditions precedent in the Fifth Amendment are satisfied. “Floor”: zero percent (0.00%). “Foreign Currency”: Pounds Sterling, Euros and, Canadian Dollars, and Australian Dollars. “Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary. “Foreign Subsidiary Borrower Obligations”: as defined in Section 1.1 of the Guarantee Agreement. “Foreign Subsidiary Borrowers”: each Foreign Subsidiary of the Borrower that becomes a party hereto as of the date of this Agreement or hereafter; provided that, without the prior written consent of the Administrative Agent and each of the Lenders, the only Foreign Subsidiaries of the Borrower permitted to become parties hereto shall be Kadant U.K. Limited, Kadant Johnson Europe B.V, Kadant Canada Corp., Kadant Johnson Deutschland GmbH, Kadant Cayman Ltd. and, Kadant Luxembourg S.à.r.l., and Vayeron Pty Ltd ACN 602 566 389. “FRBNY”: the Federal Reserve Board of New York.

-20- “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “GAAP”: generally accepted accounting principles in the United States as in effect from time to time. “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners). “Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Group Members”: the collective reference to the Borrower and its Subsidiaries. “Guarantee Agreement”: the Amended and Restated Guarantee Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit or bank guarantee) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other payment obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, further, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. “IBA”: as defined in Section 1.10.

-21- “Incremental Revolving Commitment Increase”: as defined in Section 2.22(a). “Incremental Revolving Commitment Increase Lender”: as defined in Section 2.22(e). “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar arrangements or Chinese bankers acceptance drafts, (g) the liquidation value of all (1) Capital Stock of such Person that is subject to mandatory redemption on or prior to the date that is 90 days prior to the Revolving Termination Date or (2) all Capital Stock of such Person redeemable at the option of the holder thereof, in whole or in part on or prior to the date that is 90 days prior to the Revolving Termination Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, the Swap Termination Value of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. “Indemnified Liabilities”: as defined in Section 10.5. “Indemnitee”: as defined in Section 10.5. “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Insolvent”: pertaining to a condition of Insolvency. “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom. “Interest Payment Date”: (a) as to any Base Rate Loan (other than any Swingline Loan) or Daily Simple RFR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan; (b) as to any SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan, AUD Rate Loan or Term RFR Loan having an Interest Period of three months or less, the last day of such Interest Period; (c) as to any SOFR Loan, Eurocurrency Rate Loan, AUD Rate Loan or Term RFR Loan having an Interest Period longer than three

-22- months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof; (e) as to any Loan, the Revolving Termination Date; and (f) as to any Swingline Loan, the day that such Loan is required to be repaid. “Interest Period”: as to any SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan, AUD Rate Loan or Term RFR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one, three or (except in the case of Term CORRA Loans) six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, three or (except in the case of Term CORRA Loans) six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, in the case of Revolving Loans denominated in Dollars, and 11:00 A.M., New York City time, in the case of Multicurrency Revolving Loans, on the date that is four Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Loan Parties may not select an Interest Period that would extend beyond the Revolving Termination Date; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) the Loan Parties shall select Interest Periods so as not to require a payment or prepayment of any SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan, AUD Rate Loan or Term RFR Loan during an Interest Period for such Loan. “Investments”: as defined in Section 7.7. “Issuing Lender”: in the case of letters of credit: (a) Citizens Bank, N.A. or any Affiliate thereof, or any other consenting Lender reasonably acceptable to the Borrower and the Administrative Agent, or any consenting Affiliate thereof, in each case, in its capacity as issuer of any Letter of Credit and (b) any issuer of any Designated Letter of Credit; and in the case of bank guarantees, any Lender or any Affiliate thereof reasonably acceptable to the Borrower and the Administrative Agent which has expressly agreed in writing to issue bank guarantees. “Joint Lead Arrangers”: Citizens Bank, N.A., Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. “Judgment Currency”: as defined in Section 2.20(b).

-23- “L/C Commitment”: $8100,000,000. The L/C Commitment is part of, and not in addition to, the Revolving Commitment. “L/C Obligations”: the collective reference to Dollar L/C Obligations and Multicurrency L/C Obligations. “L/C Participants”: the collective reference to all the Revolving Lenders other than the applicable Issuing Lender. “LCA Election”: as defined in Section 1.9. “LCA Test Date”: as defined in Section 1.9. “Lenders”: as defined in the preamble hereto and the Canadian Lending Branch of any Lender (subject to the definition of Canadian Lending Branch) . “Letters of Credit”: as defined in Section 3.1(a). “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). (and which includes a “security interest” as defined in the Australian PPS Act but excluding any security interest under section 12 of the Australian PPS in each case which does not in substance secure the payment or performance of an obligation). “Limited Condition Acquisition” any Permitted Acquisition by one or more of the Borrower or any of its Subsidiaries of or in any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing. “Limited Condition Acquisition Target” the target entity or entities in a Limited Condition Acquisition. “Limited Condition Financing” any incurrence of Indebtedness related to, and identified at the time of, any Limited Condition Acquisition. “Limited Funding Conditions” (1) The representations and warranties (x) set forth in Sections 4.3(a), 4.3(e), 4.4, 4.11, 4.14, 4.19 and 4.21 as those representations and warranties relate to the Borrower, and (y) (limited to the best of the knowledge of the Loan Parties) those representations and warranties made by or with respect to the Limited Condition Acquisition Target in the acquisition agreement entered into in connection with the applicable Limited Condition Acquisition as are material to the interests of the Lenders, but only to the extent the applicable Loan Party is entitled to terminate such Limited Condition Acquisition agreement on the basis of such representations and warranties, are, in each case, true, accurate and complete; (2) the Limited Condition Acquisition shall constitute a “Permitted Acquisition”, except that the occurrence of a Disregarded Default shall be disregarded for the purposes of determining compliance with clause (c) of the definition of “Permitted Acquisition”, and (3) on the date of the Revolving Loan for a Limited Condition Financing in connection with the consummation of the applicable Limited Condition Acquisition, the Borrower shall (I) certify that no Default or Event of Default (based on the Borrower’s knowledge with respect to the applicable Limited Condition Acquisition Target) has occurred or is continuing both before and after giving effect to such Loan and the applicable Limited Condition Acquisition or Limited Condition Financing, or (II) certify that no Default

-24- or Event of Default other than a Disregarded Default has occurred or is continuing both before and after giving effect to the applicable Loan for the Limited Condition Acquisition and provide a list of all Disregarded Defaults (and with respect to the Limited Condition Acquisition Target based upon the Borrower’s or any of its Subsidiaries’ knowledge) that have occurred and are continuing as of such date. The Lenders’ commitment to fund any Revolving Loan for a Limited Condition Acquisition subject to the Limited Funding Conditions is not intended (and should not be construed) as a waiver of any Disregarded Default existing at the time of such Limited Condition Acquisition or Limited Condition Financing or of any of the Agents’ or the Lenders’ rights and remedies with respect thereto, all of which are hereby reserved and preserved in their entirety by the Agents and the Lenders. The Limited Funding Conditions apply solely to a Limited Condition Acquisition and Limited Condition Financing and not to any other funding under this Agreement. “Loan”: any loan made by any Lender pursuant to this Agreement. “Loan Documents”: this Agreement, the Guarantee Agreement, the Notes, any Sharing Agreement, each Application and other documents relating to a Letter of Credit, and any amendment, waiver, supplement or other modification to any of the foregoing. “Loan Parties”: each Group Member that is a party to a Loan Document from time to time. “Mandatory Costs”: the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.1A. “March 5 Statements”: as defined in Section 1.10. “Material Acquisition”: any Permitted Acquisition for total consideration (including any assumed Indebtedness) in excess of $60,000,000. “Material Acquisition Certificate”: a certificate executed by a Responsible Officer designating a Permitted Acquisition as a Material Acquisition for purposes of Section 7.1(a). “Material Adverse Effect”: (A) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries, in each case, taken as a whole, (B) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Documents, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or its Subsidiaries of any Loan Document to which it is a party . “Material Contract”: with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more in any year. “Material Domestic Subsidiary”: each Domestic Subsidiary that is also a Material Subsidiary. “Material Indebtedness”: as to Borrower or any of its Subsidiaries, any Indebtedness of the Borrower or such Subsidiary in excess of the aggregate outstanding principal amount of $20,000,000.

-25- “Material Indebtedness Agreement”: any agreement or document governing, evidencing or executed in connection with any Material Indebtedness, as amended, modified or supplemented from time to time. “Material Subsidiary”: any (a) Foreign Subsidiary Borrower and (b) any other Subsidiary of the Borrower (i) the Consolidated Tangible Assets of which exceed 10% of the Consolidated Tangible Assets of the Borrower and its consolidated Subsidiaries as of the end of the most recently completed fiscal year or (ii) the Net Revenue of which exceeds 10% of the Net Revenue of the Borrower and its consolidated Subsidiaries for the most recently completed fiscal year; provided that (A) any Subsidiary that directly or indirectly owns a Material Subsidiary shall itself be a Material Subsidiary and (B) in the event Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 30% of the Consolidated Tangible Assets or 30% of the Net Revenue of the Borrower and its consolidated Subsidiaries as of the end of and for the most recently completed fiscal year, then one or more of such Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Subsidiaries in descending order based on their respective contributions to Consolidated Tangible Assets), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess. “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. “Multicurrency Administrative Agent”: Citizens Bank, N.A., together with its Affiliates and any successors. “Multicurrency L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Multicurrency Letters of Credit and (b) the aggregate amount of drawings under Multicurrency Letters of Credit that have not then been reimbursed pursuant to Section 3.5. “Multicurrency Lender”: any Lender with a Multicurrency Revolving Subcommitment or that holds Multicurrency Revolving Extensions of Credit and for purposes of Sections 2.15, 2.16 and 2.17. “Multicurrency Letter of Credit”: any Letter of Credit denominated in one or more Foreign Currencies. “Multicurrency Revolving Extensions of Credit”: as to any Multicurrency Lender at any time, an amount equal to the sum of (a) the aggregate principal amount (based on the Dollar Equivalent thereof) of all Multicurrency Revolving Loans held by such Lender then outstanding and (b) such Multicurrency Lender’s Multicurrency Revolving Percentage of the Multicurrency L/C Obligations then outstanding (based on the Dollar Equivalent thereof). “Multicurrency Revolving Loans”: as defined in Section 2.1(c). “Multicurrency Revolving Percentage”: as to any Multicurrency Lender at any time, the percentage which such Lender’s Multicurrency Revolving Subcommitment then constitutes of the Total Multicurrency Revolving Subcommitments or, at any time after the Multicurrency Revolving Subcommitments shall have expired or terminated, the percentage which the aggregate amount of such

-26- Lender’s Multicurrency Revolving Extensions of Credit then outstanding constitute of the aggregate amount of the Multicurrency Revolving Extensions of Credit then outstanding. “Multicurrency Revolving Subcommitment”: as to any Lender, the obligation of such Lender to make Multicurrency Revolving Loans and participate in Multicurrency Letters of Credit in an aggregate principal amount (based on the Dollar Equivalent thereof) not to exceed the amount set forth under the heading “Multicurrency” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. “Multicurrency Sublimit”: $3400,000,000, which shall be part of and included in the Revolving Commitment. “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Revenue”: with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period. “Non-Consenting Lender”: as defined in Section 10.1. “Non-Excluded Taxes”: as defined in Section 2.16(a). “Non-U.S. Lender”: as defined in Section 2.16(d). “Notes”: the collective reference to any promissory note evidencing Loans. “Notice of Borrowing of Multicurrency Loan”: as defined in Section 2.2(b). “Notice of Borrowing of Revolving Loan”: as defined in Section 2.2(a). “Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower and any Foreign Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest or fees are allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower and the Foreign Subsidiary Borrowers to the Administrative Agent, the Multicurrency Administrative Agent or to any Lender (or in the case of any Specified Swap Agreement, or Bank Products Obligations, any Person that was a Lender or an Affiliate of a Lender at the time such Specified Swap Agreement or the Bank Product Agreement creating such Bank Product Obligations, as applicable, was entered into), including without limitation, Bank Product Obligations, or obligations under any Specified Swap Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, Bank Product Agreement or any other document made, delivered or given in connection herewith or therewith, in each case either direct or indirect, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Multicurrency Administrative Agent or to any Lender that are required to be

-27- paid by the Borrower or any Foreign Subsidiary Borrower pursuant hereto) or otherwise. For the avoidance of doubt, “Obligations” shall include all Foreign Subsidiary Borrower Obligations. “OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury. “Organization Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. “Outstanding Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans (or the Dollar Equivalent thereof in the case of Multicurrency Revolving Loans) held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations (or the Dollar Equivalent thereof in the case of Multicurrency L/C Obligations) then outstanding, and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding. “PAAL Lease”: that certain sale and lease contract dated on or about February 17, 2000, as amended, restated and supplemented from time to time, regarding the production and administrative building in Raiffeneisenstrasse 15-17 in 49124 Georgsmarienhutte and certain sales of equipment related to Equilibrium Finance Limited. “PAAL Lease Obligations”: all obligations of the Borrower and its Subsidiaries arising under or in connection with the PAAL Lease. “Participant”: as defined in Section 10.6(c). “Participating Member State”: a member of the European Union that adopts or has adopted the Euro as its currency in accordance with EMU Legislation. “Payment Recipient” has the meaning assigned to such term in Section 9.11(a). “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Permitted Acquisition”: any acquisition, by merger or otherwise, by the Borrower or any of its Subsidiaries of assets or Capital Stock, so long as:

-28- (a) such acquisition and all transactions related thereto shall be consummated in accordance with all Requirements of Law, (b) such acquisition shall result in the issuer of any such Capital Stock becoming a Subsidiary and, to the extent required by Section 6.9, a Subsidiary Guarantor or such acquisition is of the Capital Stock of an entity that is already a Subsidiary, (c) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing, (d) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Section 7.2), with the covenants set forth in Section 7.1, as such covenants are recomputed as at the last day of the most recently ended Reference Period under such section as if such acquisition had occurred on the first day of such Reference Period, (e) if such acquisition is a Material Acquisition, (i) the Borrower’s Consolidated Leverage Ratio for the most recent Reference Period ended prior to the date of such acquisition and calculated to the extent applicable (after giving effect to any pro forma adjustment made pursuant to the second sentence of the definition of Consolidated EBITDA) as if such acquisition had occurred on the first day of such Reference Period, shall not exceed 3.75:1.00, and (ii) the Borrower shall have demonstrated to the Administrative Agent compliance with clause (i) above, together with such supporting documentation as the Administrative Agent may reasonably request, no later than five (5) days prior to the consummation of any such acquisition and the assumption and/or incurrence of any Indebtedness in connection therewith, (f) such acquisition is not hostile, (g) such acquisition is of a Person or the assets of such Person which is in the business in which the Borrower or its Subsidiaries are engaged on the Effective Date which is the industrial processing equipment or services business or businesses reasonably related thereto, (h) the Administrative Agent receives at least 5 days prior written notice of such acquisition and satisfactory evidence demonstrating pro forma compliance with the financial covenants contained in Section 7.1(a) and (b) at the time of such acquisition after giving effect thereto, and (i) such acquisition, if a Limited Condition Acquisition, complies with Section 1.9 hereof. “Permitted Sale Leaseback”: any Sale Leaseback consummated by the Borrower or any of its Subsidiaries; provided that any such Sale Leaseback not between the Borrower and any Subsidiary or any Subsidiary and another Subsidiary is consummated for fair value as determined at the time of consummation in good faith by the Borrower or any such Subsidiary. “Permitted Unrestricted Cash”: 100% of unrestricted cash and Cash Equivalents of the Borrower or any of its Subsidiaries on deposit or invested in a country where Borrower or any of its Subsidiaries has business operations which the Borrower or any of its Subsidiaries may withdraw without restriction, up to an aggregate amount of $50,000,000.

-29- IV 125.0 ≥ 2.0x but < 2.5x Eurocurrency Rate, Term SOFR, Term CORRA , AUD Rate and RFR (bps) 20.0 150.0 50.0 II Base Rate (bps) V ≥ 3.0x but < 3.5x ≥< 12.0x Level 17.515.0 30.0 125.0 25.0 200.0 VI 100.0 1.0x I 12.5 100.0 Consolidated Leverage Ratio 0.0 III For the purposes of the Pricing Grid, changes in the Applicable Margin or the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Level V shall apply until the date that is three (3) Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. “Properties”: as defined in Section 4.17(a). “Reference Period”: as defined in the definition of Consolidated EBITDA. ≥ 3.5x ≥ 2.5x but < 3.0x “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform”: IntraLinks or another similar electronic system on which information and materials can be posted and made available for review. “Pounds” or “£” or “Pounds Sterling”: the lawful money of the United Kingdom. “Pricing Grid”: the table set forth below. 25.0 35.0 175.0 Commitment (bps) 75.0 225.0

-30- “Reference Time”: with respect to any setting of the then-current Benchmark for any Currency (a) if such Benchmark is a Daily Simple RFR, if the RFR for such Benchmark is SONIA, then four Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date, (b) if such Benchmark is an Adjusted Eurocurrency Rate, if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two Business Days preceding the date of such setting, (c) if such Benchmark is CORRA, then 10:00 a.m. (Toronto, Ontario time) on the day that is two Business Days preceding the date of such setting, and (d) otherwise, then the time determined by the Administrative Agent, including in accordance with the Conforming Changes. “Refunded Swingline Loans”: as defined in Section 2.4(b). “Register”: as defined in Section 10.6(b). “Regulation U”: Regulation U of the Federal Reserve Board as in effect from time to time. “Reimbursement Obligation”: the obligation of the Borrower or any Foreign Subsidiary Borrower, as the case may be, to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact and representatives of such Person and of such Person’s Affiliates. “Relevant Governmental Body”: (a) in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board or the FRBNY, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto, and (e) with respect to a benchmark replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any other Currency, (1) the central bank for the Currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such benchmark replacement or (B) the administrator of such benchmark replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such benchmark replacement or (ii) the administrator of such benchmark replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

-31- “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043. “Required Lenders”: at any time, the holders of more than 50% of the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Outstanding Revolving Extensions of Credit. (The Revolving Commitments or the Outstanding Revolving Extensions of Credit, as applicable, of any Defaulting Lender shall be disregarded in determining “Required Lenders” at any time.) “Requirement of Law”: as to any Person, the Organization Documents, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Reset Date”: as defined in Section 2.21. “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or executive vice president of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower. “Restricted Payments”: as defined in Section 7.6. “Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans (which includes Multicurrency Revolving Loans) and participate in Swingline Loans and Letters of Credit (which includes Multicurrency L/C Obligations) in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Total Revolving Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments on the SixthEighth Amendment Effective Date is $40750,000,000. “Revolving Commitment Period”: the period from and including the Effective Date to the Revolving Termination Date. “Revolving Credit Facility”: the Total Revolving Commitments and the extensions of credit made thereunder, including the multicurrency subfacility. “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans. “Revolving Loans”: the collective reference to Dollar Revolving Loans and Multicurrency Revolving Loans.

-32- “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Outstanding Revolving Extensions of Credit then outstanding constitutes of the aggregate Outstanding Revolving Extensions of Credit of all Lenders then outstanding. “Revolving Termination Date”: November 30, 2027September 26, 2030 unless sooner terminated in accordance with the terms hereof. “RFR”: for any Loan denominated in Pounds Sterling, SONIA. “RFR Administrator”: the SONIA Administrator. “RFR Administrator’s Website”: the SONIA Administrator’s Website. “RFR Loan”: a Daily Simple RFR Loan or a Term RFR Loan, as applicable. “RFR Rate Day”: as defined in the definition of “Daily Simple RFR”. “Sale Leaseback”: shall mean any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries (a) Disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being Disposed. “Sanction(s)”: any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, HerHis Majesty’s Treasury or other relevant Governmental Authority. “Screen Rate”: for any Eurocurrency Rate Loan denominated in Euros, the EURIBOR Rate. “SEC”: the Securities and Exchange Commission, any successor thereto. “Sharing Agreement”: an agreement, in form and substance reasonably acceptable to the Administrative Agent, entered into among the Administrative Agent and the holder of Material Indebtedness (or such holder’s representative) which contains agreements, without limitation, regarding the sharing of distributions or realizations in any action or proceeding against the Borrower and/or any of its Subsidiaries. “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan. “Sixth Amendment”: the Sixth Amendment to Amended and Restated Credit Agreement, dated November 30, 2022, entered into by and among the Agents, the Lenders, the Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Guarantors. “Sixth Amendment Effective Date”: Tthe date all of the conditions precedent in the Sixth Amendment are satisfied.

-33- “SOFR”: with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator”: the FRBNY (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website”: the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Borrowing”: as to any Loan, the SOFR Loans comprising such Loan. “SOFR Loan”: a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”. “Solvent”: when used with respect to any Person, means that, as of any date of determination, (ai) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (bii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (ciii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (div) such Person will be able to pay its debts as they mature. “SONIA”: a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator. “SONIA Administrator”: the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website”: the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Specified Swap Agreement”: any Swap Agreement entered into by the Borrower and any Person that was a Lender or Affiliate thereof at the time such Swap Agreement was entered into. “Spread Adjusted SONIA”: with respect to any Business Day, a rate per annum equal to the sum of (a) SONIA plus (b) 0.1193% (11.93 basis points). “Subordinated Indebtedness”: Indebtedness of the Borrower or any of its Subsidiaries (a) that does not require the issuer thereof or any other obligor thereon or any Subsidiary thereof to maintain any specified financial condition or performance (other than as a condition to the taking of certain actions) that is as restrictive or more restrictive than the financial conditions or performance covenants contained herein, (b) which is unsecured, (c) which contains no mandatory prepayments other than customary asset sale and change of control prepayments (the terms of which provide that the Obligations shall be paid prior to any such prepayment of such Indebtedness) and (d) which contains subordination

-34- provisions reasonably satisfactory to the Administrative Agent. Subordinated Indebtedness may be issued only if no Default or Event of Default has occurred or will result therefrom. “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and, unless otherwise expressly noted, shall not include the Discontinued Operations. Where it relates to the Australian Borrower, “Subsidiary” means a subsidiary within the meaning given in Part I1.2 Division 6 of the Australian Corporations Act. “Subsidiary Guarantor”: each existing and future direct and indirect Material Domestic Subsidiary of the Borrower and each other Domestic Subsidiary of the Borrower from time to time party to the Guarantee Agreement as a Subsidiary Guarantor; provided that the Discontinued Operations shall not be a Subsidiary Guarantor. “Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”. “Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations for such Swap Agreements provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender). “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $105,000,000. “Swingline Lender”: Citizens Bank, N.A., in its capacity as the lender of Swingline Loans. “Swingline Loans”: as defined in Section 2.3. “Swingline Participation Amount”: as defined in Section 2.4. “Syndication Agents”: collectively, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A.

-35- “Syntron Lease Obligations”: all obligations of the Borrower and its Subsidiaries arising under or in connection with the Syntron Leases. “Syntron Leases”: that certain Lease Agreement dated June 5, 2014 between Store Capital Acquisitions, LLC, a Delaware limited liability company, and Syntron Material Handling, LLC, a Delaware limited liability company, for the lease of property at 2730 Highway 145 South, Saltillo, Mississippi 38866, and any other capital lease agreement to which Syntron Material Handling or its subsidiaries is a party at the time it or the applicable subsidiary becomes a Subsidiary of Kadant. “Target Day”: any day on which TARGET2 (or if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for settlement of payments in Euro. “TARGET2”: the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “Term CORRA”: for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor. “Term CORRA Adjustment”: with respect to Term CORRA, for any Interest Period of a duration of (a) one-month, a percentage equal to 0.29547% per annum (29.547 basis points) and (b) three months, a percentage equal to 0.32138% per annum (32.138 basis points). “Term CORRA Administrator”: CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator of the Term CORRA Reference Rate selected by the Multicurrency Administrative Agent. “Term CORRA Loans”: any Loan bearing interest at a rate based on Term CORRA. “Term CORRA Reference Rate”: the forward looking term rate based on CORRA. “Term RFR”: with respect to any Currency for any Interest Period, a rate per annum equal to for amounts denominated in Pounds Sterling, the greater of (i) the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice and (ii) the Floor.

-36- “Term RFR Loan”: a Loan that bears interest at a rate based on Term RFR. “Term RFR Notice”: a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term RFR Transition Event. “Term RFR Transition Date”: in the case of a Term RFR Transition Event, the date (which shall be at least thirty (30) calendar days after the date of the Term RFR Notice) that is specified in the Term RFR Notice provided by the Administrative Agent to the Lenders and the Borrower pursuant to Section 2.24 hereof. “Term RFR Transition Event”: with respect to any Currency (other than Dollars, Australian Dollars or Canadian Dollars) for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term RFR for such Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Administrative Agent, (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the International Organization of Securities Commission’s Principles for Financial Benchmarks, (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the applicable Currency (and such syndicated credit facilities are identified and are publicly available for review), and (e) such Term RFR is recommended for use by a Relevant Governmental Body. “Term SOFR”: a rate per annum equal to greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor. “Term SOFR Adjustment”: 0.10000%. “Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Term SOFR Reference Rate”: the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time). “Total Multicurrency Revolving Subcommitments”: at any time, the aggregate amount of the Multicurrency Revolving Subcommitments then in effect.

-37- “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. “Transferee”: any Assignee or Participant. “Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states. “Type”: as to any Loan, its nature as a SOFR Loan, a Base Rate Loan, a Eurocurrency Rate Loan, a Term CORRA Loan, an AUD Rate Loan or an RFR Loan. “UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States”: the United States of America. “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

-38- (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iii) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (vi) references to agreements, Loan Documents or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements, Loan Documents or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (but subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Documents). (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. 1.3 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, operating and capital and finance leases will be classified and accounted for in accordance with GAAP in effect on the Effective Date.

-39- 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 1.6 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.7 Currency Conversion. (a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another of any country shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent as it deems appropriate. (b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred. 1.8 Currency Equivalents Generally. For purposes of determining compliance under Section 7.2, Section 7.3, Section 7.5, Section 7.6, Section 7.7 and Section 7.9 with respect to any amount denominated in any currency other than Dollars, compliance will be determined at the time of the consummation of any transaction contemplated therein using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement. For purposes of determining compliance under Section 7.1 with respect to any amount denominated in any currency other than Dollars, compliance will be determined by converting any amount denominated in any currency other than Dollars into Dollars using the average of the foreign Exchange Rates quoted on each day on the so-called Bloomberg screen or similar reporting service reasonably determined by the Administrative Agent during the three month fiscal period most recently ended prior to the calculation date. 1.9 Limited Condition Acquisition Generally. At the option of the Borrower by giving written notice to the Administrative Agent (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”) for purposes of (i) determining compliance with any applicable provision in this Agreement which requires the calculation of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio or (ii) determining compliance with any applicable conditions precedent, representations and/or warranties, and the absence of Defaults and/or Events of Default, in each case, in connection with

-40- a Limited Condition Acquisition, the date of determination of whether any such Limited Condition Acquisition is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition is executed (the “LCA Test Date”) (but solely to the extent that such Limited Condition Acquisition is consummated within one hundred twenty (120) days after the LCA Test Date) and assuming that such Limited Condition Acquisition is consummated substantially in accordance with the terms of such definitive agreement (giving effect to any amendments and/or waivers that, taken as a whole, would not be materially adverse to the Lenders unless consented to by (i) the Administrative Agent and each Incremental Revolving Commitment Increase Lender providing an Incremental Revolving Commitment Increase for such Limited Condition Acquisition and (ii) if no Loans from an Incremental Revolving Commitment Increase are being obtained, the Required Lenders (in each case of (i) and (ii) immediately preceding, such consent not to be unreasonably withheld, delayed or conditioned)), if, after giving pro forma effect to the Limited Condition Acquisition and any Limited Condition Financing in connection therewith as if they had occurred at the beginning of the most recent Reference Period ending prior to the LCA Test Date, the Borrower would have been in compliance with the provisions, conditions, representations or absence of defaults described in clauses (i) and (ii) above as of the relevant LCA Test Date, such provisions, conditions, representations or absence of defaults shall be deemed to have been complied with in connection with the Limited Condition Acquisition. The Borrower shall make the LCA Election as of or prior to the LCA Test Date. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio following the relevant LCA Test Date and on or prior to the earlier of (1) the date on which such Limited Condition Acquisition is consummated or (2) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratios shall be calculated on a pro forma basis (both before and after giving effect to such Limited Condition Acquisition and the Limited Condition Financing) assuming such Limited Condition Acquisition and the Limited Condition Financing therefor (but not for purposes of calculating the financial performance covenants set forth in Section 7.1 or the Applicable Margin) and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. There will be no more than three (3) Limited Condition Acquisitions funded by Loans advanced under any Incremental Revolving Commitment Increase under this Agreement permitted during the term of this Agreement. 1.10 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Base Rate, any Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying any Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, any Benchmark, or any alternative, successor or

-41- replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.11 Divisions. For all purposes under the Loan Documents, in connection with a Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. 1.12 Australian Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to the Australian Borrower, a reference in this Agreement to: (a) “Affiliate” has the meaning given to it in section 50AA of the Australian Corporations Act; (b) “Controller”, “receiver” or “receiver manager” has the meaning given to it in section 9 of the Australian Corporations Act; and (c) “Subsidiary” means a subsidiary within the meaning given in Part 1.2 Division 6 of the Australian Corporations Act. 1.13 Banking Code of Practice (Australia). The parties agree that the Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents nor the transactions under them. SECTION 2. AMOUNT AND TERMS OF COMMITMENTS 2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender which has a Revolving Commitment severally agrees to make revolving credit loans denominated in Dollars (“Dollar Revolving Loans”) to the Borrower or any Foreign Subsidiary Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of the other Outstanding Revolving Extensions of Credit, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period, the Borrower or any Foreign Subsidiary Borrower may use the Revolving Commitments by borrowing, prepaying the Dollar Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Dollar Revolving Loans may from time to time be (i) Base Rate Loans or (ii) SOFR Loans, in each case, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 or 2.9. (b) The Borrower and each Foreign Subsidiary Borrower shall repay all outstanding Dollar Revolving Loans on the Revolving Termination Date.

-42- (c) Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees, from time to time during the Revolving Commitment Period, to make revolving credit loans denominated in one or more Foreign Currencies (the “Multicurrency Revolving Loans”) to the Borrower or any of the Foreign Subsidiary Borrowers, in an aggregate principal amount (based on the Dollar Equivalent of such Multicurrency Revolving Loans) at any one time outstanding which (a) when added to such Multicurrency Lender’s Multicurrency Revolving Percentage of the other Multicurrency Revolving Extensions of Credit, shall not exceed such Multicurrency Lender’s Multicurrency Revolving Subcommitment and (b) when added to such Lender’s Revolving Percentage of the other Outstanding Revolving Extensions of Credit, shall not exceed such Lender’s Revolving Commitment. Neither the Borrower nor any Foreign Subsidiary Borrower shall request and no Multicurrency Lender shall be required to make any Multicurrency Revolving Loan if, after making such Multicurrency Revolving Loan (i) the Outstanding Revolving Extensions of Credit shall exceed the Revolving Commitments then in effect or (ii) the Dollar Equivalent of the aggregate outstanding Multicurrency Revolving Extensions of Credit shall exceed the Multicurrency Sublimit. During the Revolving Commitment Period, the Borrower and each Foreign Subsidiary Borrower may borrow, prepay and reborrow Multicurrency Revolving Loans, respectively, in whole or in part, all in accordance with the terms and conditions hereof. The Multicurrency Revolving Loans shall be (i) if denominated in Euros, Eurocurrency Rate Loans, (ii) if denominated in Pounds Sterling, RFR Loans, and (iii) if denominated in Canadian Dollars, Term CORRA Loans, and (iv) if denominated in Australian Dollars, AUD Rate Loans. (d) Each of the Borrower and the Foreign Subsidiary Borrowers shall repay all of its outstanding Multicurrency Revolving Loans on the Revolving Termination Date and as provided in Section 2.8. 2.2 Procedure for Revolving Loan Borrowing. (a) The Borrower or any Foreign Subsidiary Borrower may borrow Dollar Revolving Loans under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (“Notice of Borrowing of Revolving Loan”) in the form as attached as Exhibit 2.2(a) or such other similar form reasonably requested by the Administrative Agent, duly completed, (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of SOFR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans; provided that any Notice of Borrowing of Revolving Loan of Base Rate Loans to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of SOFR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (iv) the actual borrower of such Dollar Revolving Loans, whether the Borrower or a specified Foreign Subsidiary Borrower. Each borrowing of Dollar Revolving Loans under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of SOFR Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, further, that the Swingline Lender may request, on behalf of the Borrower, borrowings of Dollar Revolving Loans in any amount under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any Notice of Borrowing of Revolving Loan from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing of Dollar Revolving Loans available to the Administrative Agent in Dollars for the account of the Borrower or the Foreign Subsidiary Borrower specified in clause (iv) above, as applicable, at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing of Dollar Revolving Loans will then be made available to the Borrower or the Foreign

-43- Subsidiary Borrower specified in clause (iv) above, as applicable, by the Administrative Agent crediting the account of the Borrower or such Foreign Subsidiary Borrower on the books of such office or by wire transfer of such amounts to an account, reasonably acceptable to the Administrative Agent, designated in writing by the Borrower or applicable Foreign Subsidiary Borrower to the Administrative Agent, with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. (b) The Borrower or any Foreign Subsidiary Borrower may borrow Multicurrency Revolving Loans under the Multicurrency Revolving Subcommitments during the Revolving Commitment Period on any Business Day; provided that the Borrower or such Foreign Subsidiary Borrower shall give the Multicurrency Administrative Agent irrevocable written notice (“Notice of Borrowing of Multicurrency Loan”) in the form as attached as Exhibit 2.2(b) or such other similar form reasonably requested by the Multicurrency Administrative Agent, duly completed, (which notice must be received by the Multicurrency Administrative Agent prior to 11:00 A.M., New York City time, five Business Days prior to the requested Borrowing Date), specifying (i) the requested Borrowing Date, (ii) the respective amounts of each Multicurrency Revolving Loan in each Foreign Currency and (iii) if applicable the respective lengths of the initial Interest Period therefor. Each borrowing under the Multicurrency Revolving Subcommitments shall be in an amount equal to (xw) in the case of Multicurrency Revolving Loans denominated in Pounds Sterling, £1,000,000 or a whole multiple of £1,000,000 in excess thereof (yx) in the case of Multicurrency Revolving Loans denominated in Euros, €1,000,000 or a whole multiple of €1,000,000 in excess thereof and, (zy) in the case of Multicurrency Revolving Loans denominated in Canadian Dollars, C$1,000,000 or a whole multiple of C$1,000,000 in excess thereof, and (z) in the case of Multicurrency Revolving Loans denominated in Australian Dollars, A$1,000,000 or a whole multiple of A$1,000,000 in excess thereof. Upon receipt of any Notice of Borrowing of Multicurrency Loan from the Borrower or any Foreign Subsidiary Borrower, the Multicurrency Administrative Agent shall promptly notify each Multicurrency Lender and the Administrative Agent thereof. Each Multicurrency Lender will make the amount of its pro rata share of each borrowing available to the Multicurrency Administrative Agent for the account of the Borrower or the applicable Foreign Subsidiary Borrower at the Boston Funding Office prior to 11:00 A.M., New York City time, in each case, on the Borrowing Date requested by the Borrower or such Foreign Subsidiary Borrower in funds immediately available in the relevant Foreign Currency to the Multicurrency Administrative Agent. Such borrowing will then be made available to the Borrower or the applicable Foreign Subsidiary Borrower by the Multicurrency Administrative Agent crediting the account of the Borrower or such Foreign Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Multicurrency Administrative Agent by the Multicurrency Lenders and in like funds as received by the Multicurrency Administrative Agent or by wire transfer of such amounts to an account designated in writing by the Borrower or applicable Foreign Subsidiary Borrower to the Multicurrency Administrative Agent in connection with the relevant borrowing. The outstanding principal amount of any Multicurrency Revolving Loan made by a Lender shall constitute usage under the Revolving Credit Facility for all purposes including determining the availability of borrowings from such Lender thereunder. (c) [Reserved]. (d) At the request of any Lender, the Loans made by such Lender shall be evidenced by a promissory note of the Borrower or the Foreign Subsidiary Borrower, in the form attached hereto as Exhibit J or in such other form as reasonably requested by such Lender payable to such Lender in a principal amount equal to its Revolving Commitment or Swingline Commitment as the case may be, and otherwise duly completed.

-44- 2.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) in Dollars to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan and, if applicable, the repayment at such time of any Revolving Loans, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only. (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding. 2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds. (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Dollar Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Dollar Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Dollar Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) after the date such Swingline Loan is required to be repaid by the Borrower in order to immediately pay

-45- the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans. (c) If prior to the time a Dollar Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Dollar Revolving Loans may not be made as contemplated by Section 2.4(b), each Revolving Lender shall, on the date such Dollar Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Dollar Revolving Loans. (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, further, that in the event that such payment received by the Swingline Lender is required to be returned, such Dollar Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. (e) Each Revolving Lender’s obligation to make the Dollar Revolving Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Dollar Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. 2.5 Commitment Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Effective Date. (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein. 2.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ written notice to the Administrative Agent, to terminate the Revolving Commitments (and, for the avoidance of doubt, the Multicurrency Revolving Subcommitments) or, from time to time, to reduce the amount of the Revolving Commitments (and, for

-46- the avoidance of doubt, the Multicurrency Revolving Subcommitments); provided that no such termination or reduction of Revolving Commitments (and, for the avoidance of doubt, the Multicurrency Revolving Subcommitments) shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, (i) the Outstanding Revolving Extensions of Credit would exceed the Total Revolving Commitments and (ii) the sum of the Multicurrency Revolving Extensions of Credit would exceed the Multicurrency Sublimit. Any such reduction shall be in a minimum principal amount of $5,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments (and, for the avoidance of doubt, the Multicurrency Revolving Subcommitments) then in effect. If the Borrower opts to reduce the Revolving Commitments, the Multicurrency Sublimit shall subsequently be reduced on a pro rata basis. 2.7 Optional Prepayments. (a) The Borrower or any Foreign Subsidiary Borrower may at any time and from time to time prepay the Loans (other than Multicurrency Revolving Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of SOFR Loans, Eurocurrency Rate Loans, Term RFR Loans or Term CORRA Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of other Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of SOFR Loans, Eurocurrency Rate Loans, Term CORRA Loans, Daily Simple RFR Loans, Term RFR Loans or Base Rate Loans; provided that if a SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan or Term RFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower or the applicable Foreign Subsidiary Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Swingline Loans) accrued interest to such date of prepayment on the amount prepaid. Partial prepayments of Revolving Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in a minimum principal amount of $100,000 or a whole multiple thereof. (b) The Borrower or any Foreign Subsidiary Borrower may at any time and from time to time prepay Multicurrency Revolving Loans, respectively, in whole or in part, without premium or penalty, upon irrevocable notice (which notice must be received by the Multicurrency Administrative Agent prior to 11:00 A.M., New York City time, five Business Days before the date of prepayment) specifying the date and amount of prepayment. Upon receipt of any such notice the Multicurrency Administrative Agent shall promptly notify each Multicurrency Lender, and the Administrative Agent thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.17 and accrued interest to such date of prepayment on the amount prepaid. Partial prepayments of Multicurrency Revolving Loans shall be in a minimum principal amount of (xw) £1,000,000 or a whole multiple of £1,000,000 in excess thereof, in the case of Loans denominated in Pounds Sterling, (yx) €1,000,000 or a whole multiple of €1,000,000 in excess thereof, in the case of Loans denominated in Euros and, (zy) C$1,000,000 or a whole multiple of C$1,000,000 in excess thereof, in the case of Loans denominated in Canadian Dollars and (z) A$1,000,000 or a whole multiple of A$1,000,000 in excess thereof, in the case of Loans denominated in Australian Dollars. 2.8 Mandatory Prepayments of Multicurrency Revolving Loans. (a) If, on any Calculation Date, the Outstanding Revolving Extensions of Credit or the Dollar Equivalent of the Multicurrency Revolving Extensions of Credit exceeds 105% of the Revolving Commitments or the Multicurrency Sublimit, respectively, the Borrower and/or any Foreign Subsidiary Borrower shall, without notice or demand, immediately repay such of its outstanding Revolving Loans (or cash

-47- collateralize its Letters of Credit in accordance with this Section 2.8(a)) in an aggregate principal amount such that, after giving effect thereto, (x) the Outstanding Revolving Extensions of Credit do not exceed the Revolving Commitments and (y) the Dollar Equivalent of the Multicurrency Revolving Extensions of Credit outstanding on such date is equal to or less than the Multicurrency Sublimit t, respectively, and in each of (x) and (y) immediately preceding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.17 in connection therewith, as provided in subsection 2.8(b). The Borrower and/or any Foreign Subsidiary Borrower may, in lieu of prepaying Revolving Loans in order to comply with this paragraph, deposit amounts in a Cash Collateral Account, for the benefit of the Lenders, equal to (A) the aggregate principal amount of Revolving Loans required to be prepaid or (B) the aggregate amount of such excess over the Revolving Commitments or the Multicurrency Sublimit as the case may be. The Administrative Agent shall apply any cash deposited in any Cash Collateral Account (to the extent thereof) to repay Revolving Loans at the end of the Interest Periods therefor, as the case may be; provided that (x) the Administrative Agent shall release to the Borrower and/or any applicable Foreign Subsidiary Borrower from time to time such portion of the amount on deposit in any Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Borrower and/or the applicable Foreign Subsidiary Borrower to be in compliance with this Section 2.8 and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. “Cash Collateral Account” means an account specifically established by the Borrower and/or any Foreign Subsidiary Borrower with the Administrative Agent for purposes of this Section 2.8 and that will be pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.8. (b) If any prepayment occurs pursuant to this Section 2.8 on a day that is not the last day of the then current Interest Period with respect thereto, the Borrower and/or any Foreign Subsidiary Borrower shall pay to the Multicurrency Lenders such amounts, if any, as may be required pursuant to Section 2.17. 2.9 Conversion and Continuation Options . (a) The Borrower may elect from time to time to convert SOFR Loans denominated in Dollars to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date; provided that, subject to Section 2.17, any such conversion of SOFR Loans denominated in Dollars, may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to SOFR Loans denominated in Dollars, by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan may be converted into a SOFR Loan denominated in Dollars, when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. (b) Any SOFR Loan, Eurocurrency Rate Loan or, Term CORRA Loan or AUD Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no SOFR Loan denominated in Dollars may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans

-48- denominated in Dollars shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and, if the Borrower shall fail to give such notice of continuation of a Multicurrency Revolving Loan prior to the third Business Day preceding such continuation, such Multicurrency Revolving Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender and, if applicable, the Multicurrency Administrative Agent thereof. 2.10 Limitations on Interest Period. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of SOFR Loans, Eurocurrency Rate Loans and, Term CORRA Loans and AUD Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten Interest Periods shall be outstanding at any one time. 2.11 Interest Rates and Payment Dates. (a) Each SOFR Loan, Eurocurrency Rate Loan and, Term CORRA Loan and AUD Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Term SOFR, the Adjusted Eurocurrency Rate or Adjusted, Term CORRA or the AUD Rate, respectively, determined for such day plus the Applicable Margin for such Loans. (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. (c) Each Daily Simple RFR Loan shall bear interest at a rate per annum equal to the Daily Simple RFR in effect from time to time for such Currency plus the Applicable Margin for Daily Simple RFR Loans. (d) Each Term RFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term RFR for such Interest Period and for such Currency plus the Applicable Margin for Term RFR Loans. (e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2% (unless such overdue amount is denominated in a Foreign Currency, in which case such overdue amount shall bear interest of a rate per annum equal to the highest rate then applicable under this Agreement to Multicurrency Revolving Loans denominated in such Foreign Currency plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment). (f) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand. (g) Notwithstanding the other provisions of this Section 2, the Loans denominated in Euros outstanding on the Fifth Amendment Effective Date in the aggregate principal amount of €90,000,000 which are subject to an Interest Period ending on December 31, 2021 shall remain

-49- outstanding and continue to bear interest through such date in accordance with the terms of this Agreement as in effect immediately before giving effect to the Fifth Amendment. The Borrower shall convert such existing Loans to a Type permitted by the terms of this Agreement at the end of such Interest Period, and if no such notice of conversion is delivered in accordance with the terms of this Agreement then such Loan shall be automatically converted to a Eurocurrency Rate Loan denominated in Euros (i.e., EURIBOR) with an Interest Period of one month. (h) In connection with the use or administration of any Daily Simple RFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Daily Simple RFR or Term SOFR. 2.12 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and (ii) Multicurrency Revolving Loans denominated in Pounds Sterling, interest shall be calculated on the basis of a 365-day year for actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower, the relevant Foreign Subsidiary Borrower, if applicable, and the Lenders of each determination of Term SOFR, an Adjusted Eurocurrency Rate or, Term CORRA or the AUD Rate. Any change in the interest rate on a Loan resulting from reserve or other requirements as determined by the Administrative Agent, shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower, the relevant Foreign Subsidiary Borrower, if applicable, and the relevant Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the relevant Foreign Subsidiary Borrower, if applicable, and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or the relevant Foreign Subsidiary Borrower deliver to the Borrower or the relevant Foreign Subsidiary Borrower, as applicable, a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11. (c) For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid by a Foreign Subsidiary Borrower domiciled in Canada hereunder or under any other Loan Document is to be calculated on the basis of a 360-day year or any other period of time less than a calendar year, the yearly rate of interest or fees to which the rate used in such calculation is equivalent, is the rate so used (x) multiplied by the actual number of days in the applicable calendar year and (y) divided by 360 or such other period of time. 2.13 Inability to Determine Interest Rate. (a) With respect to Loans that are not SOFR Loans, Eurocurrency Rate Loans or Term CORRA Loans or AUD Rate Loans, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple RFR” with respect to any Currency cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, (A) any obligation of the Lenders to make or continue RFR Loans in each such Currency shall be suspended (to the extent of the affected RFR Loans) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of Base Rate, the Administrative Agent shall during the period of such suspension compute Base Rate without

-50- reference to any provision of the definition of “Base Rate” determining the Base Rate by reference to such Daily Simple RFR until the Administrative Agent revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans in each such Currency (to the extent of the affected RFR Loans) or, failing that, such request shall be ineffective and (y)(A) any outstanding affected RFR Loans denominated in any such Currency, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Currency) immediately or (2) be prepaid in full immediately; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.17. (b) With respect to SOFR Loans, Eurocurrency Rate Loans and, Term CORRA Loans and AUD Rate Loans, if, on or prior to the first day of any Interest Period: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (1) by reason of circumstances affecting the applicable offshore interbank market for the applicable Currency, Term SOFR or the applicable Adjusted Eurocurrency Rate or, Term CORRA or the AUD Rate, as applicable, cannot be determined pursuant to the definition thereof, including because the Screen Rate for the applicable Currency is not available or published on a current basis or (2) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or (ii) the Administrative Agent (upon notice from the Required Lenders, if applicable) or the Required Lenders determine that for any reason in connection with any request for a SOFR Loan, Eurocurrency Rate Loan or, Term CORRA Loan or AUD Rate Loan or a conversion thereto or a continuation thereof that (1) deposits in the applicable Currency are not being offered to banks in the applicable offshore interbank market for the applicable Currency, amount and Interest Period of such SOFR Loan, Eurocurrency Rate Loan or, Term CORRA Loan or AUD Rate Loan, or (2) Term SOFR or, the Adjusted Eurocurrency Rate, the AUD Rate or Term CORRA for any requested Currency or Interest Period with respect to a proposed SOFR Loan, Eurocurrency Rate Loan or, Term CORRA Loan or AUD Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent (upon notice from the Required Lenders, if applicable) will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans in each such Currency shall be suspended (to the extent of the affected SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans or Interest Periods) until the Administrative Agent (with respect to clause (b)(ii) upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans, Eurocurrency Rate Loans or Term CORRA Loans or AUD Rate Loans in each such Currency (to the extent of the affected SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans or Interest Periods) or, failing that, (x) then such request shall be ineffective and (y) any outstanding affected SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans, as applicable, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in U.S. Dollars (in an amount equal to the Dollar Equivalent of such Currency) at the end of the applicable Interest Period or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business

-51- Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable SOFR Loans, Eurocurrency Rate Loan or, Term CORRA Loan or AUD Rate Loans, the Borrower shall be deemed to have elected clause (1) above. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination. (c) Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to clause (a) above. 2.14 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower or the Foreign Subsidiary Borrowers from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the relevant Lenders; provided that each borrowing by the Borrower or the Foreign Subsidiary Borrowers of Multicurrency Revolving Loans from the Multicurrency Lenders hereunder and any reduction of the Multicurrency Revolving Subcommitments of the Multicurrency Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders; provided, further, that the Multicurrency Sublimit shall be reduced pro rata with any reduction in the Revolving Commitments. (b) Each payment (including each prepayment) by the Borrower or any Foreign Subsidiary Borrower on account of principal of and interest on the Dollar Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Dollar Revolving Loans then held by the Dollar Revolving Lenders and each payment (including each prepayment) by the Borrower or any Foreign Subsidiary Borrower on account of principal of and interest on the Multicurrency Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Multicurrency Revolving Loans then held by the Multicurrency Lenders. (c) All payments (including prepayments) to be made by the Borrower or any Foreign Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds (or, in the case of principal or interest relating to Multicurrency Revolving Loans, prior to 11:00 A.M., New York City time, on the due date thereof to the Multicurrency Administrative Agent, for the account of the Multicurrency Lenders, at its Boston Funding Office, in the relevant Foreign Currency and in immediately available funds). The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on SOFR Loans, Eurocurrency Rate Loans and, Term CORRA Loans and AUD Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan, Eurocurrency Rate Loan or, Term CORRA Loan or AUD Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. (d) Unless the Administrative Agent or the Multicurrency Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the

-52- amount that would constitute its share of such borrowing available to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, the Administrative Agent or the Multicurrency Administrative Agent, as applicable, may assume that such Lender is making such amount available to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, and the Administrative Agent or the Multicurrency Administrative Agent, as applicable, may, in reliance upon such assumption, make available to the Borrower or the relevant Foreign Subsidiary Borrower, as applicable, a corresponding amount. If such amount is not made available to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, by the required time on the Borrowing Date therefor, the Defaulting Lender shall pay to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, on demand, (i) in the case of amounts denominated in Dollars, such amount with interest thereon, at a rate equal to the greater of (X) the Federal Funds Rate and (Y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Multicurrency Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Multicurrency Administrative Agent. A certificate of the Administrative Agent or the Multicurrency Administrative Agent, as applicable, submitted to any Defaulting Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If a Defaulting Lender’s share of such borrowing is not made available to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, by such Defaulting Lender within three Business Days after such Borrowing Date, the Administrative Agent or the Multicurrency Administrative Agent, as applicable, shall also be entitled to recover (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Multicurrency Administrative Agent to be the cost to it of funding such amount, on demand, from the relevant Foreign Subsidiary Borrower. Nothing herein shall be deemed to limit the rights of any Borrower or any Foreign Subsidiary Borrower against any Defaulting Lender. (e) Unless the Administrative Agent or the Multicurrency Administrative Agent, as applicable, shall have been notified in writing by the Borrower or the relevant Foreign Subsidiary Borrower prior to the date of any payment due to be made by the Borrower or the relevant Foreign Subsidiary Borrower hereunder that the Borrower or the relevant Foreign Subsidiary Borrower will not make such payment to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, the Administrative Agent or the Multicurrency Administrative Agent, as applicable, may assume that the Borrower or the relevant Foreign Subsidiary Borrower is making such payment, and the Administrative Agent or the Multicurrency Administrative Agent, as applicable, may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent or the Multicurrency Administrative Agent, as applicable, by the Borrower or the relevant Foreign Subsidiary Borrower within three Business Days after such due date, the Administrative Agent or the Multicurrency Administrative Agent, as applicable, shall be entitled to recover, on demand, from each applicable Lender to which any amount which was made available pursuant to the preceding sentence, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Rate and (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate per annum determined by the Multicurrency Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent, the Multicurrency Administrative Agent or any Lender against the Borrower or any Foreign Subsidiary Borrower.

-53- 2.15 Requirements of Law. (a) If any Change in Law subsequent to the Effective Date: (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 and changes in the rate of tax on the overall net income or franchise taxes or branch profit taxes of such Lender); (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of Term SOFR or the Adjusted Eurocurrency Rate; or (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that the Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 90 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect. (b) If any Lender shall have determined that any Change in Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. (c) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Multicurrency Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign

-54- Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Multicurrency Lender of making or maintaining any Multicurrency Revolving Loan in such Foreign Currency, and such Multicurrency Lender shall deliver to the Borrower and the relevant Foreign Subsidiary Borrower a notice requesting compensation under this paragraph, then the Borrower or relevant Foreign Subsidiary Borrower will pay to such Multicurrency Lender on each Interest Payment Date with respect to each affected Multicurrency Revolving Loan, an amount that will compensate such Multicurrency Lender, for such additional cost; provided that the Borrower and the relevant Foreign Subsidiary Borrower shall not be required to compensate a Multicurrency Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Multicurrency Lender notifies the Borrower and the relevant Foreign Subsidiary Borrower of such Multicurrency Lender’s intention to claim compensation therefor; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect. (d) Notwithstanding any other provision of this Agreement, if, (i) (A) the adoption of any law, rule or regulation after the date of this Agreement, (B) any Change in Law or (C) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for any such Lender to make or maintain any Revolving Loan of any Type, or to give effect to its obligations as contemplated hereby with respect to any Revolving Loan of any Type, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.15) which would make it impracticable for the Lenders to make or maintain Revolving Loans of any Type, denominated in the relevant currency after the Effective Date to, or for the account of, the Borrower or the relevant Foreign Subsidiary Borrower, then, by written notice to the Borrower or relevant Foreign Subsidiary Borrower and to the Administrative Agent or Multicurrency Administrative Agent, as the case may be: (i) such Lender or Lenders may declare that Revolving Loans of that Type (in the affected currency or currencies to the applicable Borrower or relevant Foreign Subsidiary Borrower), will not thereafter (for the duration of such unlawfulness) be made by such Lender or Lenders hereunder (or be continued for additional Interest Periods to the applicable Borrower or relevant Foreign Subsidiary Borrower), whereupon any request for a Revolving Loan of that Type (in the affected currency or currencies to the applicable Borrower or relevant Foreign Subsidiary Borrower) or to continue a Revolving Loan of that Type (in the affected currency or currencies to the applicable Borrower or relevant Foreign Subsidiary Borrower), as the case may be, for an additional Interest Period) shall, as to such Lender or Lenders only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and (ii) such Lender may require that all outstanding Revolving Loans of that Type (in the affected currency or currencies to the applicable Borrower or relevant Foreign Subsidiary Borrower), made by it be converted to Base Rate Loans (unless repaid by the Borrower or relevant Foreign Subsidiary Borrower), in which event all such Revolving Loans of that Type, respectively (in the affected currency or currencies to the applicable Borrower or relevant Foreign Subsidiary Borrower), shall be converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (e) below and at the Exchange Rate on the date of such conversion or, at the option of the Borrower or the relevant Foreign Subsidiary Borrower, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

-55- In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the converted Revolving Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender resulting from such conversion. (e) For purposes of Section 2.15(d), a notice to Borrower or the relevant Foreign Subsidiary Borrower by any Lender shall be effective as to each Revolving Loan of such Type made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Revolving Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Borrower or relevant Foreign Subsidiary Borrower. (f) The Borrower shall pay, without duplication of any amounts covered by Section 2.15(a)(ii), to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including funds or deposits, additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice. 2.16 Taxes. (a) All payments made by the Borrower or any Foreign Subsidiary Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, branch profit taxes and franchise taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the Borrower or Foreign Subsidiary Borrower (as applicable) shall pay an additional amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided that neither the Borrower nor any Foreign Subsidiary Borrower shall be required to increasepay any such additional amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d), (e) or (g) of this Section, (ii) that are United States, French, Netherlands, United Kingdom, or Canadian or Australian federal or provincial withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or any Foreign Subsidiary Borrower with respect to such

-56- Non-Excluded Taxes pursuant to this paragraph or (iii) United States federal withholding taxes imposed under FATCA. (b) In addition, the Borrower and each Foreign Subsidiary Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower or any Foreign Subsidiary Borrower, as promptly as possible thereafter the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be, shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be, showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent. If the Borrower or any Foreign Subsidiary Borrower, as the case may be, fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower or such Foreign Subsidiary Borrower, as the case may be, shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. (d) (i) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, an exemption certificate in the form of Exhibit F and a Form W-8BEN or W-8BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower and any Foreign Subsidiary Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver. Each Lender (or Transferee) that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender (or Transferee) becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding taxes. (ii) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i)

-57- of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent and the Borrower to treat) the Agreement as no longer qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower or any Foreign Subsidiary Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or any Foreign Subsidiary Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender. (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Foreign Subsidiary Borrower, as the case may be, or with respect to which the Borrower or any Foreign Subsidiary Borrower, as the case may be, has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Foreign Subsidiary Borrower, as the case may be, under this Section 2.16 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Foreign Subsidiary Borrower, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Foreign Subsidiary Borrower, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or such Foreign Subsidiary Borrower or any other Person. (g) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized or is not a resident for taxation purposes of such Foreign Subsidiary Borrower’s country of tax residence, shall upon written request by such Foreign Subsidiary Borrower, deliver to such Foreign Subsidiary Borrower or the applicable Governmental Authority or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement to such Lender may be made free and clear of, and without deduction or withholding for or on account of any tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized or is otherwise a resident for taxation purposes; provided that such Lender is legally entitled to complete,

-58- execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender. (h) Cooperation on Tax Matters. The Borrower and each Foreign Subsidiary Borrower, as applicable, shall, to the extent reasonably requested by the Administrative Agent or any Lender, in addition to such cooperation provided in this Section 2.16 generally and the cooperation provisions therein hereof, which principles shall also apply under this provision in respect of all Tax matters under this Section 2.16, cooperate in good faith to minimize tax liabilities and withholding obligations, secure treaty benefits, exemptions, and credits, provide timely and accurate documentation, respond to audits or inquiries from tax authorities, and structure payments and invoicing to optimize tax efficiency. The Borrower and each Foreign Subsidiary Borrower, as applicable, on the one hand, and the Administrative Agent and each Lender, as applicable, on the other hand, shall provide reasonable assistance to the other, upon the reasonable request of such other party, in connection with any application for tax refunds, determination of proper invoicing of Taxes, credits, or exemptions related to payments made under this Agreement. (i) (h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 2.17 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower or any Foreign Subsidiary Borrower in making a borrowing of, conversion into or continuation of SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower or any Foreign Subsidiary Borrower in making any prepayment of or conversion from SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of SOFR Loans, Eurocurrency Rate Loans or, Term CORRA Loans or AUD Rate Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the applicable market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).

-59- 2.19 Replacement of Lenders. The Borrower shall be permitted to replace with a replacement financial institution (a) any Lender that requests reimbursement or for whom the Borrower is required to make payments, for amounts owing pursuant to Section 2.15 or 2.16(a), (b) any Defaulting Lender, (c) any L/C Participant to the extent that the issuance of any Letter of Credit would conflict with, or cause such L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or (d) a Non-Consenting Lender; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender or L/C Participant shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender or L/C Participant on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender or L/C Participant under Section 2.17 if any SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan, AUD Rate Loan or Term RFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender or L/C Participant, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender or L/C Participant shall be replaced in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or L/C Participant. 2.20 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the relevant Foreign Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the relevant Foreign Subsidiary Borrower contained in this Section 2.20 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. 2.21 Foreign Currency Exchange Rate. (a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency; provided that upon receipt of a borrowing request pursuant to Section 2.3(b) or the issuance of any Multicurrency Letter of Credit, the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date. The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 2.15(d) and

-60- any other provision requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies. (b) No later than 5:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the relevant Multicurrency Revolving Extensions of Credit then outstanding (after giving effect to any Multicurrency Revolving Extensions of Credit to be made or repaid on such date). (c) The Administrative Agent shall promptly notify the Borrower and the Foreign Subsidiary Borrower of each determination of an Exchange Rate hereunder. 2.22 Incremental Revolving Facility. (a) The Borrower may, at any time or from time to time after the Effective Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more (but, in any event, no more than three) increases in the amount of the Revolving Commitments (each such increase, an “Incremental Revolving Commitment Increase”); provided that, subject to Section 2.22(d) and (e), (A) both at the time of any such request and after giving effect to the effectiveness of any Incremental Revolving Commitment Increase, no Default or Event of Default shall exist and the conditions in Section 5.2 shall be satisfied and (B) the Borrower shall be in compliance, on a pro forma basis after giving effect to any such Incremental Revolving Commitment Increase, with the covenants set forth in Section 7.1, as such covenants are recomputed as at the last day of the most recent fiscal quarter as if such Incremental Revolving Commitment Increase (taking into account only the amount of the Dollar Equivalent of Outstanding Revolving Extensions of Credit outstanding at the time of and after giving effect to any extensions of credit in connection with such Incremental Revolving Commitment Increase and the consummation of any transactions contemplated thereby) had been outstanding on the first day of such period. (b) Each Incremental Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of all Incremental Revolving Commitment Increases shall not exceed $200,000,000. (c) Each notice from the Borrower pursuant to this Section 2.22 shall set forth the requested amount of the Incremental Revolving Commitment Increase. Incremental Revolving Commitment Increases may be provided, by any existing Lender (it being understood that no existing Lender will have any obligation to provide a portion of any Incremental Revolving Commitment Increase or any right to consent to any Incremental Revolving Commitment Increase) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent shall have consented to such Lender’s or Additional Lender’s providing such Incremental Revolving Commitment Increases if such consent would be required under Section 10.6(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender. (d) (i) Subject to the provisions of Section 2.22(d)(ii), the effectiveness of any Incremental Revolving Commitment Increase shall be subject to the satisfaction on the date thereof of the conditions in Section 5.2 and such other conditions as the parties thereto shall agree which may include, without limitation, increasing the Applicable Margin for Revolving Loans advanced under the Incremental Revolving Commitment Increase. The Borrower and the Foreign Subsidiary Borrowers may

-61- use the proceeds of the Incremental Revolving Commitment Increases for any purpose not prohibited by this Agreement; (ii) Notwithstanding anything to the contrary in this Agreement, if the Incremental Revolving Commitment Increase is to be used solely for purposes of financing a Limited Condition Acquisition, including the repayment of any indebtedness and payment of fees, costs and expenses in connection therewith, and the Borrower has made an LCA Election therefor, only the Limited Funding Conditions (after giving effect to Section 1.091.9) must be satisfied as a condition to the Loan under the Incremental Revolving Commitment Increase for the Limited Condition Acquisition to which such Incremental Revolving Commitment Increase applies. (e) Upon each increase in the Revolving Commitments pursuant to this Section 2.22, each Lender with a Revolving Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment Increase (each an “Incremental Revolving Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Revolving Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Revolving Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender with a Revolving Commitment (including each such Incremental Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment after giving effect to the Incremental Revolving Commitment Increase. If, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.17. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. 2.23 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (a) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. (b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent in its capacity as Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default

-62- exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letters of Credit were made at a time when the conditions set forth in Section 5.1 or 5.2, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to be applied to the payment of any Loans of, or Letters of Credit owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owned by a Defaulting Lender or to post Cash Collateral pursuant to this Agreement shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (c) That Defaulting Lender (x) shall be entitled to receive any Commitment Fee pursuant to Section 2.5 for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding amount of the Loans funded by it and (2) its Aggregate Exposure Percentage of the stated amount of Letters of Credit and Swingline Loans for which it has provided Cash Collateral pursuant to this Agreement (and the Borrower shall (A) be required to pay to each of the Issuing Lender and the Swingline Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3. (d) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund Loans, participations in Letters of Credit or Swingline Loans, the “Aggregate Exposure Percentage”, “Revolving Percentage” and “Multicurrency Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists or on such later date if and when such Default or Event of Default is cured or waived; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund Loans, participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Loans of that Lender. (e) If the Borrower, the Administrative Agent, Swingline Lender and the Issuing Lender agree in writing, in their sole discretion, that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of

-63- Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Aggregate Exposure Percentages (without giving effect to Section 2.23(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. 2.24 Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the occurrence of a Benchmark Transition Event with respect to the then-current Benchmark (other than the Term SOFR Reference Rate or the Term CORRA Reference Rate), the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.24(a)(i) will occur prior to the applicable Benchmark Transition Start Date; and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (b)(i) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR or Daily Simple CORRA, all interest payments will be payable on a monthly basis. (b) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement (including in connection with any Term RFR Transition Event), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition

-64- Event, a Term RFR Transition Event, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement (including in connection with any Term RFR Transition Event), (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (v) the commencement or conclusion of any Benchmark Unavailability Period, provided that the failure to give such notice under this clause (v) shall not affect the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement or Term RFR Transition Event), (i) if the then-current Benchmark is a term rate (including the Term CORRA Reference Rate or Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will no longer be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Benchmark, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any Loans to be made, converted or continued with respect to the then-current affected Benchmark during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, (i) the obligation of the Lenders to make or maintain Loans with respect to such Benchmark shall be suspended, (ii) any request for a borrowing of, conversion to or continuation of Loans with respect to such Benchmark shall be ineffective and will be deemed to have been a request for a borrowing of or conversion to Base Rate Loans and, in the case of Loans in a Currency other than Dollars, the conversion of such Loans to Base Rate Loans denominated in Dollars, and (iii) the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (f) Term RFR Transition Event. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of any then-current Benchmark, then the applicable Benchmark

-65- Replacement will replace such then-current Benchmark for all purposes under this Agreement or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this Section 2.24(f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term RFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may do so in its sole discretion. SECTION 3. LETTERS OF CREDIT 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit and/or bank guarantees, but, with regard to bank guarantees, only to the extent a Lender has agreed in writing to issue bank guarantees (together with any Designated Letters of Credit, “Letters of Credit”) for the account of the Borrower, any Foreign Subsidiary Borrower, or any other Subsidiary of the Borrower (provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of any Subsidiary of the Borrower, and the Borrower shall be deemed to be a co-applicant, and shall be jointly and severally liable, with respect to each Designated Letter of Credit issued for the account of any Subsidiary of the Borrower) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall not issue or extend any Letter of Credit if, after giving effect to such issuance or extension, in the case of the Borrower and the Foreign Subsidiaries, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the sum of Outstanding Revolving Extensions of Credit would exceed the Total Revolving Commitments or (iii) the sum of the Multicurrency Revolving Extensions of Credit would exceed the Multicurrency Sublimit. Each Letter of Credit shall (i) be denominated in Dollars or any one of the Foreign Currencies, as specified by the Borrower, and (ii) expire no later than the earlier of (x) the second anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant, to exceed any limits imposed by, any applicable Requirement of Law. No Lender shall at any time be obligated to issue any bank guaranty unless it has expressly agreed in writing to issue bank guarantees. (c) (i) Schedule 3.1, lists the Designated Letters of Credit, (ii) such Designated Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and in compliance with this Section 3.1, (iii) the face amount of such Designated Letters of Credit shall be included in the calculation of the available L/C Commitment and the Outstanding Revolving Extensions of Credit, (iv) the provisions of this Agreement shall apply thereto, and the Borrower, if applicable, the Foreign Subsidiary Borrowers or any other Subsidiary of the Borrower and the Lenders hereunder hereby expressly assume all obligations with respect to such Letters of Credit that they would have if such Letters of Credit had been issued pursuant to this Agreement and (v) all liabilities of the Borrower and, if applicable, any Foreign Subsidiary Borrower or other Subsidiary of the Borrower, with respect to such Designated Letters of Credit shall constitute obligations of the Borrower or the applicable Foreign Subsidiary Borrower hereunder. 3.2 Procedure for Issuance of Letter of Credit. The Borrower or any Foreign Subsidiary Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the relevant Issuing Lender at its address for notices specified herein an Application

-66- therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be, promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof) in accordance with Section 3.9. 3.3 Fees and Other Charges. (a) The Borrower will pay a fee to the Revolving Lenders on all outstanding Letters of Credit issued for the account of the Borrower and any Foreign Subsidiary Borrower at a per annum rate equal to the Applicable Margin then in effect with respect to SOFR Loans, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date. (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each respective Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. 3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit for the account of the Borrower or any Foreign Subsidiary Borrower, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit. Each L/C Participant hereby agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which any Issuing Lender is not reimbursed in full by the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be, in accordance with the terms of this Agreement, such L/C Participant, shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any Foreign Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any Foreign Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any Foreign Subsidiary Borrower, any other Loan Party or any other L/C Participant, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

-67- (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by any Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower, any Foreign Subsidiary Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it. 3.5 Reimbursement Obligation of the Borrower and the Foreign Subsidiary Borrowers. If any draft is paid under any Letter of Credit, the Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse the relevant Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time in the case of Letters of Credit denominated in Dollars, and 11:00 A.M., New York City time, in the case of Letters of Credit denominated in a Foreign Currency, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, receives such notice. Each Issuing Lender agrees to forward any such notice to the Administrative Agent or the Multicurrency Administrative Agent, as applicable. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c). 3.6 Obligations Absolute. The Borrower’s and each applicable Foreign Subsidiary Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any relevant Foreign Subsidiary Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower and each relevant Foreign Subsidiary Borrower also agree with each Issuing Lender that no Issuing Lender shall be responsible for, and the Borrower’s and each applicable Foreign Subsidiary Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute

-68- between or among the Borrower or any relevant Foreign Subsidiary Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower any relevant Foreign Subsidiary Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower and each relevant Foreign Subsidiary Borrower agree that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower or each relevant Foreign Subsidiary Borrower and shall not result in any liability of any Issuing Lender to the Borrower and each relevant Foreign Subsidiary Borrower. Nothing herein shall be deemed to limit the rights of the Borrower or any Foreign Subsidiary Borrower against the Issuing Lender for any actions or inactions taken by the Issuing Lender that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be, of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower or the relevant Foreign Subsidiary Borrower, as the case may be, in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. 3.8 Applications and Designated Letters of Credit. To the extent that any provision of any Application related to any Letter of Credit or any Designated Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply. 3.9 Certain Reporting Requirements. Each Issuing Lender will report in writing to the Administrative Agent (i) on the fifth Business Day prior to the end of each fiscal quarter of the Borrower, the aggregate stated amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week and (ii) on or prior to each Business Day on which an Issuing Lender expects to issue or amend any Letter of Credit, the date of such issuance or amendment and the aggregate stated amount of Letters of Credit to be issued by it and outstanding after giving effect to such issuance or amendment (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance or amendment occurred and whether the amount thereof changed). SECTION 4. REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that: 4.1 Financial Condition. (a) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at January 2, 2016 and January 3, 2015, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial

-69- statements, including the related schedules, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). (b) The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended October 1, 2016, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules, have been prepared in accordance with GAAP applied consistently throughout the periods involved. (c) As of the date of this Agreement, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are made outside the ordinary course of business that are not reflected in the financial statements referred to in clauses (a) and (b) above. During the period from January 2, 2016 to and including the Effective Date, there has been no Disposition by any Group Member of any material part of the business or property of the Group Members, taken as a whole. 4.2 No Change. Since January 1December 28, 20224, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect. 4.3 Existence; Compliance with Law. (a) Each of the Borrower, each other Loan Party and each other Material Subsidiary is duly organized, validly existing and in good standing (or the equivalent of such standing, if any, under the laws of any jurisdiction outside of the United States) under the jurisdiction of its organization, (b) each Group Member (other than the Borrower and each Material Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (c) each Group Member has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (d) each Group Member is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (e) each Group Member is in compliance with all Requirements of Law, except in the case of clause (b), (c), (d) or (e) above, to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, on and after the Effective Date, and each Foreign Subsidiary Borrower, on or after the date such Foreign Subsidiary Borrower joined this Agreement, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower and the Foreign Subsidiary Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (A) the extensions of credit hereunder or (B) the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of

-70- each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 4.5 No Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any material Contractual Obligation of the Borrower or any Material Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect. 4.6 Litigation. No litigation or proceeding of or before any arbitrator or Governmental Authority is pending nor, to the knowledge of the Borrower, is any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to have a Material Adverse Effect. 4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. 4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, a valid leasehold interest in or a valid license to use, all its other property except for such defects in title that would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 7.3. 4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that the failure to own or have a license to use would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property that would reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person except to the extent that any such infringement would not reasonably be expected to have a Material Adverse Effect. 4.10 Taxes. Each Group Member has filed or caused to be filed all Ffederal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or (b) the failure to so file or so pay would not reasonably be expected to have a Material Adverse Effect).

-71- 4.11 Margin Stock. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Federal Reserve Board, including, without limitation, Regulations U, T and X, or (b) for any purpose that violates the provisions of the Regulations of the Federal Reserve Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. 4.12 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect and except as disclosed on Schedule 4.12: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act, the Fair Work Act 2009 (Cth) of Australia (solely with respect to the Australian Borrower) or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member. 4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred (other than the termination of each of a noncontributory defined benefit retirement plan for eligible employees at one of the Borrower’s U.S. divisions and its corporate office and a supplemental benefit plan for certain executive officers as disclosed in the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter year ended September 29, 2018 and updated in subsequent filings with the U.S. Securities and Exchange Commission), and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. 4.14 Investment Company Act. No Loan Party is an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. 4.15 Subsidiaries. On the SixthEighth Amendment Effective Date, the Borrower does not have any Subsidiaries other than the Subsidiaries (including the Discontinued Operations) listed on Schedule 4.15. Except as disclosed to the Administrative Agent, (a) Schedule 4.15 sets forth, as of the SixthEighth Amendment Effective Date, the name and jurisdiction of incorporation of each Subsidiary of the Borrower (including the Discontinued Operations) and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and whether such Subsidiary is a Material Subsidiary and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or restricted stock or restricted stock units granted

-72- to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by or permitted under the Loan Documents. 4.16 Use of Proceeds. The proceeds of the Loans shall be used (i) to refinance certain existing indebtedness of the Borrower and its Subsidiaries, (ii) to pay fees and expenses incurred in connection with the Revolving Credit Facility; (iii) for Permitted Acquisitions and Restricted Payments permitted hereunder; (iv) for Capital Expenditures; and (v) to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries. 4.17 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law; (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened; (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law; (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and (g) no Group Member has assumed any liability of any other Person under Environmental Laws. 4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on

-73- behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and may not be achieved. As of the SixthEighth Amendment Effective Date, there is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect since January 1December 28, 20224, that has not been expressly disclosed herein, in the other Loan Documents, or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents. 4.19 Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent. 4.20 Insurance. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers (not related to or affiliated with the Borrower or any of its Subsidiaries) insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. 4.21 Anti-Terrorism Law Compliance; OFAC; Anti-Corruption Laws. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any applicable law or regulation, or is identified in any list of any government agency (including, without limitation, the OFAC list, Executive Order No. 13224 or the USA Patriot Act), in each case, that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or Issuing Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower and (b) is, nor to the knowledge of the Borrower, is any director, officer or employee of Borrower or any Subsidiary thereof , an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (iii) except to the extent permitted by applicable law located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 4.22 Affected Financial Institution. No Group Member is an Affected Financial Institution. 4.23 Australian Representations. In respect of the Australian Borrower (a) it is not entering into the Loan Documents to which it is a party as the trustee of any trust or settlement other than as disclosed to, and accepted in writing by, the Administrative Agent (in its reasonable discretion) (b) it has not contravened nor will it contravene Chapter 2E or 2J.3 of the Australian Corporations Act by entering into any Loan Document to which it is a party or participating in any transaction in connection with any Loan Document to which it is a party (c) the Australian Borrower’s details in respect of its name

-74- and applicable company number (or other equivalent corporate identifier) set out in any Loan Document governed by the laws of Australia or the state or territories thereof are true and correct in all respects and (d) as of the Eighth Amendment Effective Date, it is a member of an Australian Tax Consolidated Group. SECTION 5. CONDITIONS PRECEDENT 5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make their initial Revolving Loans on the effective date of this Agreement requested to be made by it and of any Issuing Lender to issue or extend Letters of Credit hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit, of the following conditions precedent: (a) Credit Agreement; Guarantee Agreement. The Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Borrower, the Multicurrency Administrative Agent and each Person listed on Schedule 1.1, (ii) the Guarantee Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and, (iii) if requested promissory notes in favor of each Lender requesting a promissory note. (b) Refinancing. The Lenders and the Administrative Agent shall have received satisfactory evidence that all existing Indebtedness and all other amounts outstanding under the Existing Credit Agreement being refinanced hereby and the related loan documents thereby shall be contemporaneously repaid in full and all commitments to provide additional extensions of credit thereunder shall have terminated. (c) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with the proceeds of the Revolving Loans to be made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date. (d) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party; (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and its Subsidiaries are validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and including certified copies of the Organization Documents of each Loan Party; (iii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 5.2(a) and (b) (and Section 5.3, if applicable) have been satisfied, (B) that there has been no event or circumstance since January 2, 2016 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) there is no pending litigation or proceeding of or before any arbitrator or Governmental Authority and, to the knowledge of the Borrower, there is no investigation or litigation, proceeding of or before any Governmental Authority threatened by or against any Group Member or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (ii) that would reasonably be expected to have a Material Adverse Effect, and (D) any approvals required to enter into the transaction contemplated herein by any Governmental Authority or material third party have been obtained; (iv) certificates attesting to

-75- the Solvency of the Loan Parties as a whole before and after giving effect to the Loans, from its chief financial officer; and (v)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect. (e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions: (i) the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, special New York counsel of the Borrower and its Subsidiaries reasonably acceptable to the Administrative Agent; and (ii) if requested by the Administrative Agent, legal opinions from firms reasonably acceptable to the Administrative Agent for each Foreign Subsidiary Borrower. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require. 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit and any borrowing by a Foreign Subsidiary Borrower but excluding any conversion to, or continuation of, a SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan, AUD Rate Loan or Term RFR Loan) is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such date. (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date. (c) Commitment Amount. After giving effect to any such extension of credit under the Revolving Commitment, the amount of all outstanding Loans and Reimbursement Obligations for all undrawn Letters of Credit and bank guarantees, to the extent any have been issued thereunder, will not exceed the Revolving Commitment. Each such borrowing by and issuance or extension of a Letter of Credit on behalf of the Borrower, any Subsidiary of the Borrower and any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied. 5.3 Additional Conditions Applicable to the Foreign Subsidiary Borrowers. The agreement of each Lender to make any Loan and of any Issuing Lender to issue or extend any Letter of Credit (other than Designated Letters of Credit as to which the Borrower is a co-applicant and any conversion to, or continuation of, a SOFR Loan, Eurocurrency Rate Loan, Term CORRA Loan, AUD Rate Loan or Term RFR Loan) requested to be made by it to any Foreign Subsidiary Borrower on any date is subject to the satisfaction or waiver of, in addition to the conditions precedent set forth in Sections 5.1 (to the extent reasonably requested by the Administrative Agent) and 5.2 to be fulfilled by such

-76- Foreign Subsidiary Borrower, the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties: (i) Pari Passu. The obligations of such Foreign Subsidiary Borrower under this Agreement, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Indebtedness of such Foreign Subsidiary Borrower. (ii) No Immunities, etc. The assets of such Foreign Subsidiary Borrower shall be available without material limitation to satisfy the Foreign Subsidiary Borrower Obligations of such Foreign Subsidiary Borrower under laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing provided that such assets of a Foreign Subsidiary Borrower may be subject to liens permitted under Section 7.3. (iii) Recordation. This Agreement is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction. No recordation, filing or registration, and no payment of any charge or tax is necessary under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction or such recordation, filing or registration has been made and is in full force and effect or such charge or tax paid. (iv) Exchange Controls. The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date; provided that any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable. Each such borrowing or such issuance by any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Borrower and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance that the conditions contained in this Section 5.4 have been satisfied. SECTION 6. AFFIRMATIVE COVENANTS The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to: 6.1 Financial Statements. Furnish to the Administrative Agent and each Lender: (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, on EDGAR (or upon the request of any Lender, the Borrower shall provide a copy of such statement or report described above to any Lender that does not have access to EDGAR) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year reported on without a “going

-77- concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, on EDGAR (or upon the request of any Lender, the Borrower shall provide a copy of such statement or report described above to any Lender that does not have access to EDGAR) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein and subject to the absence of footnotes with respect to quarterly statements) consistently throughout the periods reflected therein and with prior periods. 6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (d), to the relevant Lender): (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, in each case, except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Effective Date); (b) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a summary consolidated forecast of the Borrower and its Subsidiaries for the following fiscal year; (c) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, on EDGAR (or upon the request of any Lender, the Borrower shall provide a copy of such statement or report described above to any Lender that does not have access to EDGAR) copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request. 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a)

-78- where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) where the failure to so pay, discharge or otherwise satisfy would not reasonably be expected to result in a Material Adverse Effect. 6.4 Maintenance of Existence; Compliance. (a) (i) With respect to the Loan Parties, preserve, renew and keep in full force and effect its organizational existence, except as otherwise permitted by Section 7.4 and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 6.5 Maintenance of Property; Insurance. (a) Except to the extent that any non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. 6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, on reasonable prior notice, but in no event more often than once per fiscal year, and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with the consent of the Borrower (such consent not to be unreasonably withheld) with their independent certified public accountants. Notwithstanding the foregoing, if a Default or any Event of Default has occurred and is continuing, representatives of the Lenders shall be permitted to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any time, and without notice, and as often as may be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and, without the need for any consent, with their independent certified public accountants. 6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of: (a) the occurrence of any Default or Event of Default; (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding of which, in each case, the Borrower has knowledge, and that may exist at any time between any Group Member and any Governmental Authority, that in either case, would reasonably be expected to have a Material Adverse Effect; (c) any litigation or proceeding affecting any Group Member (i) which has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) in which injunctive or similar relief is sought by any governmental authority, (iii) in which injunctive or similar relief is sought by any Person

-79- (other than a governmental authority) unless such relief has not had or would not reasonably be expected to have a Material Adverse Effect or (iv) which relates to any Loan Document; (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and (e) promptly after the Borrower or any of its Subsidiaries obtains knowledge thereof, any material-addition or material change to a Sharing Agreement the Borrower or any of its Subsidiaries have entered into. (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto. 6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each such case, to the extent that the failure to so comply, or to ensure compliance or to obtain and maintain would not reasonably, individually, or in the aggregate, be expected to have a Material Adverse Effect. (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws except to the extent that the failure to so conduct, complete, remediate, remove or take any other action would not reasonably, individually, or in the aggregate, be expected to have a Material Adverse Effect and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. 6.9 Additional Subsidiary Guarantors. With respect to any new Material Domestic Subsidiary created or acquired after the Effective Date by any Group Member or with respect to any existing Domestic Subsidiary that becomes a Material Domestic Subsidiary after the Effective Date by virtue of meeting the qualifications set forth in the definition of Material Subsidiary, promptly, but in any event within fifteen (15) days after such creation, acquisition or qualification, (i) cause such new Domestic Subsidiary (A) to become a party to the Guarantee Agreement and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, including, without limitation, copies of all such Subsidiaries’ Organization Documents, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. 6.10 Material Contracts. Perform and observe all the terms and provisions of each Material Contract required to be performed or observed by it, and cause each of its Subsidiaries to do so,

-80- except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 6.11 [Reserved]. 6.12 Reorganization. Subject to the limitations set forth in Section 7.7(g), the Borrower and its Subsidiaries shall be permitted to reorganize the property, assets and Subsidiaries acquired pursuant to any such Permitted Acquisition in any manner that it deems necessary, including by Disposing of, or contributing, such assets, property or Subsidiaries to newly-created or already existing Subsidiaries of the Borrower. 6.13 Anti-Corruption Laws. The Borrower and its Subsidiaries will conduct their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, and to the extent applicable, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such Laws. 6.14 Australian undertakings. (a) The Australian Borrower must comply in all respects with Chapter 2E and Part 2J.3 of the Australian Corporations Act to the extent applicable to it. (b) Commencing on March 31, 2026 (or such later date as agreed by the Administrative Agent in its reasonable discretion), and for so long as the Australian Borrower is part of an Australian Tax Consolidated Group, the Australian Borrower shall ensure that it and each member of that Australian Tax Consolidated Group is a party to a valid Australian Tax Sharing Agreement and Australian Tax Funding Agreement in respect of that Australian Tax Consolidated Group, which is, in each case, maintained in form and substance satisfactory to the Administrative Agent in its reasonable discretion. SECTION 7. NEGATIVE COVENANTS The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: 7.1 Financial Condition Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.75 to 1.00. Notwithstanding the foregoing, following the delivery of a Material Acquisition Certificate, the maximum Consolidated Leverage Ratio shall be increased to 4.25 to 1.00 for the fiscal quarter during which a Material Acquisition occurs and for the first full three fiscal quarters thereafter (a “Leverage Ratio Holiday”); provided that following the end of any Leverage Ratio Holiday, the Borrower must demonstrate compliance with the covenant level set forth in the first sentence of this Section 7.1(a) for at least one full fiscal quarter before it can commence another Leverage Ratio Holiday. (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to be less than 3.00 to 1.00.

-81- 7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party pursuant to any Loan Document; (b) Subject to Section 7.7(g), Indebtedness of the Borrower to any Subsidiary and of any Subsidiary of the Borrower to the Borrower or any other Subsidiary; (c) Investments permitted by Section 7.7; (d) Subject to Section 7.7(g), Guarantee Obligations by (i) the Borrower or any of its Subsidiaries of obligations of any Subsidiary of the Borrower and (ii) any Subsidiary of the obligations of the Borrower; (e) Indebtedness outstanding on the Effective Date and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof; (f) Indebtedness arising under any Swap Agreements permitted by Section 7.10; (g) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(h) in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed 5% of Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 6.1 or on the Effective Date and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); (h) Indebtedness of a Person that becomes a Subsidiary after the Effective Date as the result of a Permitted Acquisition; provided that such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation of, in contemplation of or in connection with such Person becoming a Subsidiary; (i) Indebtedness of the Borrower or any Subsidiary as an account party in respect of documentary trade letters of credit and/or bank guarantees; (j) Indebtedness of the Borrower or any Subsidiary secured by mortgages of and/or security interests in any real property or related tangible personal property or incurred in connection with Permitted Sale Leasebacks; provided that the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $50,000,000 at any one time outstanding; (k) (i) Indebtedness in respect of additional standby letter of credit and bank guarantee facilities in an aggregate amount not to exceed $50,000,000; and (ii) Indebtedness in respect of China banker acceptance drafts in an aggregate amount not to exceed $20,000,000; (l) Unsecured Indebtedness up to an aggregate principal amount of $125,000,000 minus the principal amounts outstanding under Section 7.2(m), at any time outstanding pursuant to which the holder of such Indebtedness (or a representative thereof) enters into a Sharing Agreement provided if such unsecured Indebtedness is entered into solely as a Limited Condition Financing a Sharing Agreement is not required;

-82- (m) unsecured Indebtedness in an aggregate principal amount that, at the time of, and after giving effect to, the incurrence thereof, would not exceed the sum of $15,000,000 plus 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 6.1 or on the Effective Date, immediately prior to the date of such incurrence; (n) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding; (o) Subordinated Indebtedness of the Borrower or any of its Subsidiaries; (p) Indebtedness owed in respect of any services covered by cash management agreements and any other Indebtedness in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or any cash pooling arrangement, and to the extent constituting Indebtedness, obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; and (q) a bilateral guidance line or other financial accommodation regarding the issuance of letters of credit with Citizens Bank, N.A. and/or an Affiliate thereof, in an original principal amount of up to $5,000,000. 7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except: (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) pledges, deposits, preferences or priority in connection with workers’ compensation, unemployment insurance and other social security or employment legislation; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (f) judgment liens in respect of judgments that do not constitute an Event of Default under clause (h) of Article VIII;

-83- (g) Liens in existence on the Effective Date listed on Schedule 7.3(g), securing Indebtedness permitted by Section 7.2(e); provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased; (h) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(g) to finance the acquisition, construction or improvement of fixed or capital assets, and any refinancing or replacement, of such Indebtedness; provided that (i) such Liens initially shall be created substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased from the amount outstanding at the time of any refinancing or replacement of such Indebtedness; (i) (x) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased, and (y) the filing of any uniform commercial code financing statement or similar filing to evidence or perfect the sale or assignment of accounts receivables pursuant to a Disposition permitted pursuant to Section 7.5 hereof; (j) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(j); provided that no such Lien at any time encumber any property other than the assets so financed by such Indebtedness and the amount of such Indebtedness secured thereunder is not increased; (k) any Lien existing on any property or asset prior to the acquisition thereof pursuant to a Permitted Acquisition by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary pursuant to a Permitted Acquisition after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (l) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(n); (m) Liens (i) of a collection bank arising under Section 4-208 of the UCC (or other applicable Law) on the items in the course of collection, (ii) in connection with any cash pooling arrangement or in connection with any arrangements described in Section 7.2(p), and (iii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (n) rights of pledge and set-off arising pursuant to the general banking conditions declared applicable to Dutch bank accounts, (ii) statutory and customary rights of pledge, charge and set-off upon deposits of cash in favor of banks or other depository institutions in the UK, (iii) Liens in favor of a banking institution or other depository institution arising as a matter of Law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the applicable banking industry, and (iv) Liens (including the right of set-off) in favor of a banking institution or other depository institution encumbering deposits, securities and similar property that (x) are within the general parameters customary in the banking industry and (y) arise under deposit, custodial and similar

-84- agreements entered into in the ordinary course of business, provided that such Liens do not at any time secure Indebtedness; (o) Liens up to an aggregate amount of $5,000,000. from time to time outstanding, to cash collateralize Indebtedness for reimbursement obligations permitted under Section 7.2 (k) for letters of credit or bank guarantees; and (p) Liens not otherwise specifically described herein as to which the aggregate amount of the obligations secured thereby does not exceed $5,000,000. 7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that: (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor; provided, further, that a Subsidiary Guarantor shall be the continuing or surviving corporation; (b) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may be merged or consolidated with or into the Borrower, any Subsidiary Guarantor or any other Subsidiary of the Borrower; (c) subject to Section 7.7(g), any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, any Subsidiary Guarantor or any other Subsidiary of the Borrower; (d) any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation; (e) subject to Section 7.5, the Borrower or any Subsidiary may make any Disposition of assets; and (f) any Subsidiary of the Borrower that is organized under the laws of Canada may amalgamate with another Subsidiary of the Borrower that is organized under the laws of Canada; provided, that if one of the Subsidiaries participating in the applicable amalgamation is a Foreign Subsidiary Borrower, the entity formed as a result of such amalgamation (“Amalco”) shall continue to be a Foreign Subsidiary Borrower and shall provide the Agents with such documentation, including legal opinions, as the Agents shall reasonably require to confirm that this Agreement and the other Loan Documents are enforceable against Amalco. 7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except: (a) the Disposition of obsolete or worn out property in the ordinary course of business; (b) the sale of inventory in the ordinary course of business;

-85- (c) Dispositions permitted by Section 7.4(c) or Section 7.9; (d) Subject to Section 7.7(g), the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary of the Borrower; (e) Dispositions of cash and Cash Equivalents; and (f) the Disposition of other property for fair value; provided that the aggregate consideration for all Dispositions made in reliance on this clause (f) shall not exceed 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries (determined at the time of each such Disposition on a pro forma basis as of the most recently completed Reference Period for which financial statements have been delivered or were required to be delivered) for all transactions consummated after the Effective Date. 7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that: (a) Subject to Section 7.7(g), any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary of the Borrower and any non-wholly owned Subsidiary may make Restricted Payments, pro rata, to any other Person owning such Subsidiary; (b) any Subsidiary that is not a Subsidiary Guarantor may make Restricted Payments to the Borrower, any Subsidiary Guarantor or any other Subsidiary of the Borrower; (c) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends and repurchase its Capital Stock or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Capital Stock; provided that at the time of the payment of such dividends or the making of such repurchase, and after giving effect thereto, the Borrower’s Consolidated Leverage Ratio for the most recent Reference Period ended prior to the date of such payment of dividends or the making of such repurchase and calculated as if such payment of dividends or making of such repurchase had occurred on the first day of such Reference Period, shall be equal to or less than the Consolidated Leverage Ratio then in effect under Section 7.1(a); and (d) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries. 7.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except: (a) extensions of trade credit in the ordinary course of business; (b) Investments in Cash Equivalents;

-86- (c) Indebtedness and Guarantee Obligations permitted by Section 7.2; (d) Subject to Section 7.7(g), Investments by the Borrower and its Subsidiaries in any Subsidiary of the Borrower; (e) Investments by the Borrower and/or any Subsidiary in existence on the Effective Date listed on Schedule 7.7(e); provided that the aggregate amount of all such Investments is not increased at any time above the amount of such Investment existing on the Effective Date; (f) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses); (g) Investments by the Borrower or any Subsidiary to, on behalf of, or in any way related to claims or litigation involving, or arising out of, the Discontinued Operations (including all settlement and judgment payments and legal costs and expenses, but excluding the legal costs and expenses of the Borrower and its Subsidiaries (other than the Discontinued Operations) expended in defending such persons from liability related to, or arising out of, the Discontinued Operations) whether made directly or indirectly by the Borrower or any of its other Subsidiaries, in an amount not to exceed $5,500,000 during the term of this Agreement; (h) Investments constituting Permitted Acquisitions; (i) Subject to Section 7.7(g), intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Subsidiary of the Borrower; and (j) Investments by the Borrower or any of its Subsidiaries made on or after the Sixth Amendment Effective Date in an aggregate amount (valued at cost) not to exceed the greater of (i) $60,000,000 and (ii) 5% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 6.1 hereof. 7.8 Transactions with Affiliates. Except as permitted by Section 7.7(g) and Section 7.14, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of any Group Member (other than the Borrower or any Subsidiary Guarantor or pursuant to any transaction that is otherwise permitted pursuant to this Agreement or is otherwise listed on Schedule 7.8) unless such transaction is (a) in the ordinary course of business of the relevant Group Member, and (b) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. 7.9 Sales and Leasebacks. Enter into any Sale Leasebacks, other than Permitted Sale Leasebacks. 7.10 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

-87- 7.11 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than the Saturday nearest December 31 or change the Borrower’s method of determining fiscal quarters. 7.12 Clauses Restricting Subsidiary Distributions; Negative Pledges. Enter into or suffer to exist or become effective with any Person other than (a) a Lender or an Affiliate of a Lender and (b) the holder of any Indebtedness permitted under Sections 7.2(d)(ii), (e), (g), (h), (j), (k), (l), (m), (n) or (o) any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to: (1) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (2) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (3) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, in each case, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any restrictions with respect to a Subsidiary acquired by the Borrower or any of its Subsidiaries imposed by any agreement existing prior to the acquisition thereof; provided that such agreement is not entered into in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary. 7.13 Lines of Business. Enter into any material business, either directly or through any Subsidiary, except for those businesses of the same general type in which the Borrower and its Subsidiaries, taken as a whole, are engaged on the Effective Date or that are reasonably incidental or related thereto. 7.14 Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Discontinued Operations shall not conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to (a) the prosecution or defense in litigation or otherwise of claims asserted against the Discontinued Operations arising out of retained liabilities, the conduct of activities required in compliance with applicable law or in adjudication or administration of claims (whether by court order or negotiated settlement or otherwise), the maintenance of its corporate existence and financial record-keeping, or the engagement of personnel, counsel or third parties to conduct such activities on its behalf, and (b) the winding-up, dissolution, liquidation or other similar actions relating to the Discontinued Operations. 7.15 Amendments of Organization Documents. Amend any of its Organization Documents which amendment would be materially adverse to the Lenders. 7.16 Anti-Terrorism Laws. Violate, in any material respect, any law or regulation, or be identified in any list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act), in each ease, that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or Issuing Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower. 7.17 Sanctions; Anti-Corruption Laws. (a) Directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject

-88- of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, Issuing Lender, Swingline Lender, or otherwise) of Sanctions. (b) Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, or any applicable provisions of the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions. (c) Request (in the case of the Borrower and the Foreign Subsidiary Borrowers) any Loan or Letter of Credit, nor use, and the Borrower and each Foreign Subsidiary Borrower shall adopt policies designed to promote and achieve that its Subsidiaries and its or their respective directors, officers or employees shall not use, the proceeds of any Loan or Letter of Credit: (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in the violation of any applicable anti-corruption laws or (ii) in any manner that would result in the violation of any applicable anti-terrorism laws (including applicable Sanctions). 7.18 Australian negative undertakings. The Australian Borrower shall become a trustee of any trust or settlement without the prior written consent of the Administrative Agent (in its reasonable discretion). SECTION 8. EVENTS OF DEFAULT If any of the following events shall occur and be continuing: (a) the Borrower or any Foreign Subsidiary Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower or any Foreign Subsidiary Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 6.14(b) or Section 7 of this Agreement; or (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Administrative Agent or the Required Lenders; or (e) any Group Member shall (i) default in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled due date with respect thereto (beyond any applicable grace period, if any provided in the

-89- instrument or agreement under which such Material Indebtedness was created); or (ii) default in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (if not cured or waived) is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or (f) (i) the Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent (including, with respect to the Australian Borrower, within the meaning of that term in section 95A of the Australian Corporations Act), or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official (including an administrator, administrative receiver or Controller) for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (h) one or more judgments or decrees shall be entered against any Group Member involving, at any one time, in the aggregate a liability (not paid or fully covered by insurance as to which

-90- the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or (i) the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or (j) a Change of Control shall occur; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower and the Foreign Subsidiary Borrowers. After the exercise of remedies provided for above, any amounts received on account of the Obligations of the Borrower or any Domestic Subsidiary or on behalf of the Borrower or any Domestic Subsidiary shall be applied by the Administrative Agent in the following order: First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Multicurrency Administrative Agent and fees), in each case payable to the Administrative Agent or the Multicurrency Administrative Agent in its capacity as such; Second, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts, payable to the Administrative Agent, the Multicurrency Administrative Agent, the Issuing Lenders and the Lenders (including fees, charges and

-91- disbursements of counsel to such parties (other than the fees in Section 3.3(a)), ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations constituting accrued and unpaid fees described in Section 3.3(a) and interest on the Loans, L/C Obligations and other Obligations, ratably in proportion to the respective amounts described in this clause Third payable to them; Fourth, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Obligations, ratably in proportion to the respective amounts described in this clause Fourth held by them; Fifth, to the extent of any excess of such proceeds, to the Administrative Agent for the account of the Issuing Lenders, to cash collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; Sixth, to the extent of any excess of such proceeds, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable on such date, ratably or to any one of them based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lenders on such date; and Last, to the extent of any excess of such proceeds, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law. After the exercise of remedies provided for above, any amounts received on account of the Obligations of a Foreign Subsidiary Borrower shall be applied by the Multicurrency Administrative Agent in the following order: First, to the payment of that portion of the Obligations of such Foreign Subsidiary Borrower constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Multicurrency Administrative Agent and fees, in each case payable to the Administrative Agent or the Multicurrency Administrative Agent in its capacity as such); Second, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations of such Foreign Subsidiary Borrower constituting fees, indemnities and other amounts, payable to the Administrative Agent, the Multicurrency Administrative Agent, the Issuing Lenders and the Lenders (including fees, charges and disbursements of counsel to such parties), ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations of such Foreign Subsidiary Borrower constituting interest on the Loans, L/C Obligations, the and other Obligations of such Foreign Subsidiary Borrower, ratably in proportion to the respective amounts described in this clause Third payable to them; Fourth, to the extent of any excess of such proceeds, to the payment of that portion of the Obligations of such Foreign Subsidiary Borrower constituting unpaid principal of the Loans, L/C Obligations and other Obligations of such Foreign Subsidiary Borrower, ratably in proportion to the respective amounts described in this clause Fourth held by them;

-92- Fifth, to the extent of any excess of such proceeds, to the Administrative Agent for the account of the Issuing Lenders, to cash collateralize that portion of L/C Obligations of such Foreign Subsidiary Borrower comprised of the aggregate undrawn amount of Letters of Credit; Sixth, to the extent of any excess of such proceeds, to the payment of all other Obligations of such Foreign Subsidiary Borrower owing under or in respect of the Loan Documents that are due and payable on such date, ratably or to any one of them based on the respective aggregate amounts of all such Obligations of such Foreign Subsidiary Borrower owing to the Multicurrency Administrative Agent and the Lenders on such date; and Last, to the extent of any excess of such proceeds, the balance, if any, after all of the Obligations of such Foreign Subsidiary Borrower have been indefeasibly paid in full, to such Foreign Subsidiary Borrower or as otherwise required by law. SECTION 9. THE AGENTS 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender (a) irrevocably designates and appoints the Agents as the agents of such Lender to enter into and execute, on its behalf, a Sharing Agreement, (b) hereby authorizes and consents to the Administrative Agent acting under and with respect to any such Sharing Agreement, and (c) agrees to be bound by the terms of such Sharing Agreement. Each Multicurrency Lender hereby irrevocably designates and appoints the Multicurrency Administrative Agent as the agent of such Multicurrency Lender under this Agreement and the other Loan Documents, and each such Multicurrency Lender irrevocably authorizes the Multicurrency Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Multicurrency Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Multicurrency Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, Multicurrency Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Multicurrency Administrative Agent. 9.2 Delegation of Duties. The Administrative Agent and the Multicurrency Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Multicurrency Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care. 9.3 Exculpatory Provisions. Neither the Administrative Agent, the Multicurrency Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have

-93- resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Multicurrency Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Multicurrency Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. 9.4 Reliance by Administrative Agent and the Multicurrency Administrative Agent. The Administrative Agent and the Multicurrency Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Multicurrency Administrative Agent. The Administrative Agent and the Multicurrency Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or the Multicurrency Administrative Agent. The Administrative Agent and the Multicurrency Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Multicurrency Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, the Multicurrency Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent or the Multicurrency Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate

-94- of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Multicurrency Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and the Multicurrency Administrative Agent that it has, independently and without reliance upon the Administrative Agent or the Multicurrency Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Multicurrency Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Multicurrency Administrative Agent hereunder, neither the Administrative Agent nor the Multicurrency Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent, the Multicurrency Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates. 9.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent, the Multicurrency Administrative Agent, the Joint Lead Arrangers, the Documentation Agents and the Syndication Agents, each in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (, or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Multicurrency Administrative Agent, the Joint Lead Arrangers, the Documentation Agents and the Syndication Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Multicurrency Administrative Agent, the Joint Lead Arrangers, the Documentation Agents and the Syndication Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s, the Multicurrency Administrative Agent’s, the Joint Lead Arrangers’, the Documentation Agents’ or the Syndication Agents’ gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder. 9.8 Agent in Its Individual Capacity. Each of the Administrative Agent and the Multicurrency Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each of the Administrative Agent and the Multicurrency Administrative Agent shall

-95- have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity. 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days’ following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.9 also apply to the Multicurrency Administrative Agent. 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy, insolvency or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.13, 2.15, 2.17 and 10.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.5.

-96- Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender or in any such proceeding. 9.11 Erroneous Payments. (a) If Administrative Agent (x) notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.11(b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent pending its return or repayment as contemplated below in this Section 9.11 and held in trust for the benefit of Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 9.11(a) shall be conclusive, absent manifest error. (b) Without limiting the provisions of Section 9.11(a), each Payment Recipient (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and

-97- (ii) such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 9.11(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.11(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender or Issuing Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender or Issuing Lender under any Loan Document with respect to any payment of principal, interest, fees, or other amounts, against any amount that Administrative Agent has demanded to be returned under Section 9.11(a). (d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor in accordance with Section 9.11(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis) and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender, (D) Administrative Agent and the Borrower shall be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. (ii) Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain

-98- all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest or other distribution in respect of principal and interest, received by Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Administrative Agent) and (y) may in the sole discretion of Administrative Agent be reduced by any amount specified by Administrative Agent in writing to the applicable Lender from time to time. (e) The parties hereto agree (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Lender to the rights and interest of such Lender or Issuing Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.11 shall not be interpreted to increase (or accelerate the due date for) the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrower for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof). SECTION 10. MISCELLANEOUS 10.1 Amendments and Waivers. (a) Except as set forth in Sections 2.11(h) and 2.24, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative

-99- Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that the Administrative Agent and the Borrower may, without the consent of the other Lenders, amend, modify or supplement this Agreement and any other Loan Document in order to comply with local Law or advice of local counsel (including with respect to Section 5.3). Notwithstanding the foregoing, no such amendment, supplement, modification waiver or consent shall (i) increase the amount or extend the expiration date of any Lender’s Revolving Commitment or forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement (other than pursuant to a transaction permitted by this Agreement) or release the Borrower from its guarantee obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) add additional currencies as Foreign Currencies in which Multicurrency Revolving Loans may be made under this Agreement without the written consent of the Administrative Agent and all the Multicurrency Lenders; (v) amend, modify or waive any provision of Section 2.14 without the written consent of the Required Lenders adversely affected thereby (provided, that the absolute percentages may vary with any increase of the Revolving Commitments); (vi) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders; (vii) amend, modify or waive any provision of Section 9 other than those listed in such definition, in each case, without the written consent of the Administrative Agent or the Multicurrency Administrative Agent; (viii) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swingline Lender; (ix) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender or (x) amend the definition of Foreign Subsidiary Borrower without the consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Required Lenders; provided that no such amendment or restatement shall require any Lender that does not consent thereto to participate in any such facilities, other than each of the facilities contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 10.1, the Borrower and the Administrative Agent may, without the input or written consent of the other Lenders, enter into written amendments, supplements or modifications of this Agreement and the other Loan Documents to effect the provisions of Section 2.11(h), 2.22 or 2.24.

If, in connection with any proposed amendment, supplement, modification, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby" the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained is referred to as a "Non-Consenting Lender"), the Borrower may seek to replace such Non-Consenting Lender in accordance with Section 2.19.

10.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Foreign Subsidiary Borrowers, the Administrative Agent and the Multicurrency Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower or any other Loan Party, c/o:	Kadant Inc. One Technology Park Drive Westford, MA 01886 Attention: Treasurer; and Attention: General Counsel Telecopy: (978) 635-1593 Telephone: (978) 776-2000
Administrative Agent:	Citizens Bank, N.A. 28 State Street Boston, MA 02109 Mailcode: MS1500 Attention: Harriette Batson Fax: 617 994 7062 Telephone: 617 994 7063
Multicurrency Administrative Agent:	Citizens Business Services FX Middle Office – FX Operation ROP480 1 Citizens Drive Riverside, RI 02915 Attention: Deborah Fales, Assistant Vice President Telecopy: 401-477-5801 Telephone: 401-477-5801

provided that any notice, request or demand to or upon the Administrative Agent, the Multicurrency Administrative Agent or the Lenders shall not be effective until received.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Multicurrency

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-101- Administrative Agent, the Borrower or any Foreign Subsidiary Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. (c) The Platform. The Borrower hereby acknowledges that (a) the Administrative Agent or the Multicurrency Administrative Agent will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or Multicurrency Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Issuing Lenders or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder. 10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Multicurrency Administrative Agent for all of their respective

-102- reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and the Multicurrency Administrative Agent and filing and recording fees and expenses, (b) to pay or reimburse each Lender, Issuing Lender, the Administrative Agent and the Multicurrency Administrative Agent for all of their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and the Multicurrency Administrative Agent, (c) to pay, indemnify, and hold each Lender, each Issuing Lender, the Administrative Agent and the Multicurrency Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Multicurrency Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from a material breach of this Agreement, the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Chief Financial Officer, Treasurer and Chief Legal Officer (Telephone No.: (978) 776-2000) (Telecopy No.: (978) 635-1593), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder. 10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) neither the Borrower nor any Foreign Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or any Foreign Subsidiary Borrower

-103- without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees, which shall exclude any Loan Party any Affiliate thereof, any Defaulting Lender, and any natural person, able to fund a Loan under this Agreement in any Currency (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments, Multicurrency Revolving Subcommitments and the Loans at the time owing to it) with the prior written consent of: (A) the Borrower (such consent not to be unreasonably withheld); provided that no consent of the Borrower shall be required for an assignment to a Lender or an affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other Person; and (B) the Administrative Agent (such consent not to be unreasonably withheld). (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments or Loans, the amount of the Revolving Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any; (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; (D) in the case of an assignment by a Lender of all or a portion of its Revolving Commitment, such assignment must include a ratable assignment of such Lender’s Multicurrency Revolving Subcommitment; (E) the Assignee must be able to lend in all Currencies to all Borrowers in the same manner as the Lender making such an assignment. For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the

-104- assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of (A) the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Revolving Loans and L/C Obligations owing to, each Lender (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, further, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided that such Participant shall be subject to Section 10.7(a) as though it were a Lender. (i) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the

-105- participation sold to such Participant. Any Participant shall not be entitled to the benefits of Section 2.16 unless such Participant complies with Section 2.16(d). (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above. 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and its Affiliates shall have the right, without prior notice to the Borrower or any Foreign Subsidiary Borrower, any such notice being expressly waived by the Borrower and each Foreign Subsidiary Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or any Foreign Subsidiary Borrower, as the case may be, hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any Foreign Subsidiary Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. (c) Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, (a) no Foreign Subsidiary Borrower shall be liable for any Obligations of the Borrower or any Domestic Subsidiary; (b) each Foreign Subsidiary Borrower shall be severally liable only for the Obligations arising from Loans made to, or Letters of Credit issued at the request of, such Foreign Subsidiary Borrower, and shall not be a co-obligor or guarantor with respect to any of the Obligations of the Borrower or any other Foreign Subsidiary Borrower; (c) neither the Administrative Agent, nor any Lender, nor any Affiliate thereof may set-off or apply any deposits of, or any other obligations at the time owing to or for the credit of the account of any Foreign Subsidiary Borrower against any or all of the obligations of the Borrower or any other Foreign Subsidiary Borrower; (d) the

-106- Borrower shall be liable for all Obligations of all Foreign Subsidiary Borrowers as a guarantor as provided in the Guarantee Agreement. 10.8 Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to any Loan Document and the parties hereto agree to promptly deliver such manually executed counterpart signature pages. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, any Joint Lead Arranger or any Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. 10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Foreign Subsidiary Borrowers, the Administrative Agent, the Multicurrency Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Multicurrency Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 10.12 Submission To Jurisdiction; Waivers. Each of the Borrower and the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of

-107- New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or the applicable Foreign Subsidiary Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages. 10.13 Acknowledgements. The Borrower and the Foreign Subsidiary Borrowers hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) neither the Administrative Agent, the Multicurrency Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or the Foreign Subsidiary Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Multicurrency Administrative Agent and Lenders, on one hand, and the Borrower and the Foreign Subsidiary Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Foreign Subsidiary Borrowers and the Lenders. 10.14 Releases of Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below. (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, and the Guarantee Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee

-108- Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person. 10.15 Confidentiality. Each of the Administrative Agent, the Multicurrency Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent, the Multicurrency Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent, the Multicurrency Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Multicurrency Administrative Agent any other Lender or any affiliate thereof solely for the purposes of, or otherwise in connection with, the transactions contemplated by the Loan Documents (it being understood that the Person to whom the disclosure is made will be instructed to keep such information confidential), (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates solely for the purposes of, or otherwise in connection with, the transactions contemplated by the Loan Documents (it being understood that the Person to whom the disclosure is made will be instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority (it being understood that, to the extent practicable, the Borrower shall be provided with prompt written notice of such request or demand), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (it being understood that, to the extent practicable, the Borrower shall be provided with prompt written notice of such order), (f) if requested or required to do so in connection with any litigation or similar proceeding (it being understood that, to the extent practicable, the Borrower shall be provided with prompt written notice of such litigation or proceeding), (g) that has been publicly disclosed other than in violation of this Agreement, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. For the avoidance of doubt, nothing in this Section shall prohibit any person from voluntarily disclosing or providing any information within the scope of the confidentiality undertakings set forth herein to any governmental, regulatory or self-regulatory organization to the extent that any such prohibition on disclosure set forth in this Section 10.15 shall be prohibited by the laws or regulations applicable to such organization. 10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE FOREIGN SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT, THE MULTICURRENCY ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 10.17 [Reserved]. 10.18 Appointment of Process Agent. By the execution and delivery of this Agreement, each of the Foreign Subsidiary Borrowers designates, appoints and empowers CSC, 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401.as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York in connection with the transactions contemplated by the Loan Documents for so long as any obligation of such Person shall remain outstanding hereunder or under any of the other Loan Documents. The Borrower will deliver to the Administrative Agent within seven (7)

-109- Business days of a written request therefor a copy of the letter of such designation or appointment and reasonable evidence of payment thereunder. 10.19 Liability of Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Foreign Subsidiary Borrowers shall only be liable for their own Foreign Subsidiary Borrower Obligations and not for the obligations of the Borrower or the other Foreign Subsidiary Borrowers contained herein or in any other Loan Document. 10.20 Anti-Money Laundering Legislation. (a) Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby. Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Lender or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. 10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority. 10.22 Acknowledgment and Restatement. (a) The Borrower, each Foreign Subsidiary Borrower and each Subsidiary Guarantor hereby acknowledges, confirms and agrees that, as of the close of business on February 28, 2017, the Borrower and each Foreign Subsidiary Borrower is indebted to the Administrative Agent and the Lenders in respect of Loans under the Existing Credit Agreement in the aggregate principal amount described on Schedule 10.22 hereof.

-110- (b) The terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended and restated in their entirety by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and are ratified and confirmed. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations and other obligations and liabilities of the Borrower, the Foreign Subsidiary Borrowers or the Subsidiary Guarantors evidenced by or arising under the Existing Loan Documents. 10.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. As used in this Section 10.23, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

-111- (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Intentionally Left Blank]

12930242v13 Annex B Schedule 1.1 - Commitments See attached.

12995431v4 Schedule 1.1 Lender Total Revolving Commitment Multicurrency Revolving Subcommitment Citizens Bank, N.A. $85,000,000.00 $45,333,333.33 Wells Fargo Bank, National Association $85,000,000.00 $45,333,333.33 JPMorgan Chase Bank, National Association $85,000,000.00 $45,333,333.33 Bank of America, N.A. $67,000,000.00 $35,733,333.33 PNC Bank, N.A. $67,000,000.00 $35,733,333.33 TD Bank, N.A. $67,000,000.00 $35,733,333.33 Truist Bank $67,000,000.00 $35,733,333.33 U.S. Bank National Association $67,000,000.00 $35,733,333.33 Flagstar Bank, N.A. $50,000,000.00 $26,666,666.68 Royal Bank of Canada $50,000,000.00 $26,666,666.68 Commerzbank AG, New York Branch $30,000,000.00 $16,000,000.00 The Huntington National Bank $30,000,000.00 $16,000,000.00 Total Allocation $750,000,000.00 $400,000,000.00

12930242v13 Annex C Schedule 4.15 - Subsidiaries See attached.

Name	State or Jurisdiction of Incorporation	Percent of Ownership	Material Subsidiary
Kadant Black Clawson LLC	Delaware	100	X
Kadant Japan K.K.	Japan	100	
Sundance Partners LLC	Delaware	100	
Verus Lebanon, LLC	Delaware	100	
Arcline Products LLC	New York	100	
Kadant Fibergen Inc.	Delaware	100	
Kadant GranTek Inc.	Delaware	100	
Kadant Composites LLC	Delaware	100	
Cogent Industrial Technologies Ltd.	Canada	100	
Fiberprep Inc. (31.05% owned by Kadant Lamort SAS and 68.95% owned by Kadant Inc.)	Delaware	100	
Kadant Cayman Ltd.	Cayman Islands	100	X
Kadant PAAL LLC	Delaware	100	
Kadant Northern U.S. LLC	Delaware	100	
Nicholson Manufacturing Company LLC	Delaware	100	
VK North America LLC	Delaware	100	
Kadant Syntron Holdings, LLC	Delaware	100	X
Syntron Material Handling Group, LLC	Delaware	100	X
Syntron Material Handling Holdings, LLC	Delaware	100	X
Syntron Material Handling Intermediate Holdings, LLC	Delaware	100	X
Syntron Material Handling, LLC	Delaware	100	X
Syntron Material Handling Holdings Limited	Hong Kong	100	
Syntron Material Handling (Changshu) Co., Ltd.	China	100	
Syntron Material Handling (Changshu) Trading Co., Ltd.	China	100	
Kadant Johnson LLC	Delaware	100	X
Kadant Australia Pty Ltd	Australia	100	
Kadant Johnson Australia Pty Limited	Australia	100	
Kadant Johnson Corporation Asia Pacific Pty Ltd	Australia	100	
Kadant Johnson China-TZ Holding Inc.	Michigan	100	
Tengzhou Feixuan Rotary Joints Manufacturing Co., Ltd.	China	100	
Kadant Johnson Latin America Holding Inc.	Michigan	100	
Kadant South America Ltda. (99.9% owned by Kadant Johnson Latin America Holding Inc. and 0.1% owned by Kadant Johnson LLC)	Brazil	100	
Kadant Johnson Holdings Inc.	Michigan	100	
Kadant Unaflex LLC	Delaware	100	
The Johnson Corporation de Mexico S.A. de C.V.	Mexico	100	
East Chicago Machine Tool Corporation	Indiana	100	
Key Knife, Inc.	Oregon	100	
Key Knife US Investments LLC	Oregon	100	
Lindsay Forest Products Inc.	Washington	45	
Kadant International Holdings LLC	Delaware	100	X
Kadant Asia Holdings Inc.	Mauritius	100	X
Kadant Fiberline (China) Co., Ltd.	China	100	X
Kadant US Foreign Holdings, LLC	Delaware	100

Name	State or Jurisdiction of Incorporation	Percent of Ownership	Material Subsidiary
Kadant Finland International Holdings US, LLC	Delaware	100	
Kadant Finland International Holdings Oy	Finland	100	
Kadant Finland Holdings US, LLC	Delaware	100	
Kadant Finland Holdings Oy	Finland	100	
Kadant Northern UK Co. Ltd.	United Kingdom	100	
Valon Kone Oy	Finland	100	
Valon Kone AB	Sweden	100	
Valon Kone Central Europe GmbH	Austria	100	
Kadant Sweden International Holdings AB	Sweden	100	
Kadant Sweden Holdings US, LLC	Delaware	100	
Kadant Sweden Holdings AB	Sweden	100	
Kadant Nordic AB	Sweden	100	
FrontWay AB	Sweden	100	
Kadant Noss AB	Sweden	100	
Kadant Luxembourg Holdings S.à r.l.	Luxembourg	100	X
Kadant Luxembourg S.à r.l.	Luxembourg	100	X
Kadant Johnson Europe B.V.	Netherlands	100	X
Kadant Canada Corp.	Canada	100	X
Key Knife Canadian Investments Inc.	Canada	100	
Haskins Industrial Inc.	Canada	100	
Lindsay Forest Products Ltd.	Canada	100	
Nicholson Manufacturing Ltd.	Canada	100	
Kadant Cyprus (Canada) Limited	Cyprus	100	
Kadant UK Holdings Limited	United Kingdom	100	X
Fibertek U.K. Limited	United Kingdom	100	X
Kadant U.K. Limited	United Kingdom	100	X
D.S.T. Pattern and Engineering Company Limited	United Kingdom	100	
Vickerys Limited	United Kingdom	100	
Winterburn Limited	United Kingdom	100	
Kadant Mexico, S.A. de C.V. (0.002% owned by Kadant Johnson Europe B.V. and 99.998% owned by Kadant UK Holdings Limited)	Mexico	100	
G.P.S. Engineering S.r.l.	Italy	100	
Babbini S.p.A.	Italy	100	
Johnson-Fluiten Srl	Italy	50	
Johnson Corporation (JoCo) Limited	United Kingdom	100	
Kadant Johnson (Wuxi) Technology Co. Ltd.	China	100	
Clouth (Jiangshu) Advanced Material Co. Ltd.	China	100	
Kadant Johnson Systems International Limited	United Kingdom	100	
Kadant Lamort SAS	France	100	
Kadant BC- Lamort UK Limited	United Kingdom	100	
Kadant Lamort SL	Spain	100	
Kadant Lamort S.r.l.	Italy	100	
VN Services NV (99.95% owned by Kadant Johnson Europe B.V. and 0.05% owned by Nicholson Manufacturing Company LLC)	Belgium	100	
Joh. Clouth GmbH	Germany	100	
Alcaidesa AG	Switzerland	100

Name	State or Jurisdiction of Incorporation	Percent of Ownership	Material Subsidiary
Joh. Clouth Composite Technology Spolka z. o. o. (40% owned by Joh. Clouth GmbH and 60% owned by Alcaidesa AG)	Poland	100	
Clouth Sprenger GmbH	Germany	100	
Clouth Sprenger, LLC	Ohio	100	
Joh. Clouth Technical Service GmbH	Germany	100	
Joh. Clouth PaperTec GmbH	Germany	100	
Joh. Clouth Services Ltd.	Canada	100	
Kadant Johnson Deutschland GmbH	Germany	100	X
Kadant PAAL Holding GmbH	Germany	100	
MAC-Service GmbH	Germany	100	
Kadant PAAL Limited	United Kingdom	100	
J&H Rentals Limited	United Kingdom	100	
Kadant PAAL SAS	France	100	
Kadant PAAL GmbH	Germany	100	
Kadant PAAL S.A.	Spain	100	
Kadant India Private Limited (75.25% owned by Kadant Johnson Europe B.V. and 24.75% owned by Kadant Lamort SAS)	India	100	
Kadant Flow Control Italy S.r.l.	Italy	100	
KWS Manufacturing Company, LLC	Texas	100	
Clouth Americas LLC	Delaware	100	
Dynamic Sealing Technologies LLC	Minnesota	100	
DSTI LLC	Minnesota	100	
Kadant Australia International Holdings Pty Ltd	Australia	100	X
Kadant Australia Holdings Pty Ltd	Australia	100	X
Vayeron International Pty Ltd	Australia	100	X
Vayeron (Projects) Pty Ltd	Australia	100	
Vayeron Technologies Pty Ltd	Australia	100	
Vayeron Pty Ltd	Australia	100	X
Vayeron Latin America SpA	Chile	100

12930242v13 Annex D Exhibit 2.2(b) - Notice of Borrowing Multicurrency Loans See attached.

12969163v3 EXHIBIT 2.2(b) NOTICE OF BORROWING OF MULTICURRENCY LOAN Date: ______ __, 20__ To: Citizens Bank, N.A., as Multicurrency Administrative Agent Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 1, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among KADANT INC., a Delaware corporation (the “Borrower”), the Foreign Subsidiary Borrowers from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties to the Agreement (the “Lenders”), CITIZENS BANK, N.A., as administrative agent (the “Administrative Agent”), and CITIZENS BANK, N.A., as multicurrency administrative agent (the “Multicurrency Administrative Agent”). The undersigned hereby requests: A Borrowing of Multicurrency Revolving Loans 1. On (a Business Day). 2. In the amount of $ 3. Currency Requested (Euros/Pounds Sterling/Canadian Dollars/Australian Dollars): ________________ 4. Type (Eurocurrency Rate Loan/Term CORRA Loan/RFR Loan/AUD Rate Loan): ________________ 5. Interest Period (One/Three/Six Months1): __________. The Multicurrency Revolving Loans requested herein comply with the provisos of Section 2.1(c) of the Agreement: that after giving effect to any Multicurrency Revolving Loans, (i) the total outstanding Multicurrency Revolving Extensions of Credit shall not exceed the Multicurrency Revolving Subcommitment, and (ii) the aggregate total Outstanding Revolving Extensions of Credit of any Lender, plus such Multicurrency Lender’s applicable Multicurrency Revolving Percentage of the Multicurrency Revolving Extensions of Credit shall not exceed such Muticurrency Lender’s Revolving Commitment. 1 Six month Interest Periods not available for Term CORRA Loans.

Each of the representations and warranties made in or pursuant to the Loan Documents is true and correct on and as of the date hereof, as if made on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such date. KADANT INC. By: Name: Title: